EXHIBIT 4.1

                                                                  EXECUTION COPY



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                                UCAR FINANCE INC.
                                     Issuer

                          10 1/4% Senior Notes due 2012



                              --------------------

                                    INDENTURE

                          Dated as of February 15, 2002

                             UCAR INTERNATIONAL INC.
                          UCAR GLOBAL ENTERPRISES INC.
                            UCAR CARBON COMPANY INC.
                              UCAR COMPOSITES INC.
                           UCAR CARBON TECHNOLOGY LLC
                             UCAR HOLDINGS III INC.
                         UCAR INTERNATIONAL TRADING INC.
                        UCAR INTERNATIONAL HOLDINGS INC.
                                   Guarantors



                       STATE STREET BANK AND TRUST COMPANY
                                     Trustee





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





                              CROSS-REFERENCE TABLE

             TIA                                       Indenture
Section                                                         Section
-------                                                         -------
310 (a) (1)      ..........................................     7.10
    (a) (2)      ..........................................     7.10
    (a) (3)      ..........................................     N.A.
    (a) (4)      ..........................................     N.A.
    (b)          ..........................................     7.08; 7.10
    (c)          ..........................................     N.A.
311 (a)          ..........................................     7.11
    (b)          ..........................................     7.11
    (c)          ..........................................     N.A.
312 (a)          ..........................................     2.05
    (b)          ..........................................     14.03
    (c)          ..........................................     14.03
313 (a)          ..........................................     7.06
    (b) (1)      ..........................................     N.A.
    (b) (2)      ..........................................     7.06
    (c)          ..........................................     11.02
    (d)          ..........................................     7.06
314 (a)          ..........................................     4.02; 4.10;
                                                                14.02
    (b)          ..........................................     12.12; 13.12
    (c) (1)      ..........................................     14.04
    (c) (2)      ..........................................     14.04
    (c) (3)      ..........................................     N.A.
    (d)          ..........................................     12.12; 13.12
    (e)          ..........................................     14.05
    (f)          ..........................................     4.10
315 (a)          ..........................................     7.01
    (b)          ..........................................     7.05; 14.02
    (c)          ..........................................     7.01
    (d)          ..........................................     7.01
    (e)          ..........................................     6.11
316 (a) (last sentence)....................................     14.06
    (a) (1)(A)   ..........................................     6.05
    (a) (1)(B)   ..........................................     6.04
    (a) (2)      ..........................................     N.A.
    (b)          ..........................................     6.07
317 (a) (1)      ..........................................     6.08
    (a) (2)      ..........................................     6.09
    (b)          ..........................................     2.04
318 (a)          ..........................................     14.01

                           N.A. means Not Applicable.


----------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS


                                    ARTICLE 1

                   Definitions and Incorporation by Reference
                   ------------------------------------------
                                                                            Page
                                                                            ----

 SECTION 1.01.  Definitions....................................................1
 SECTION 1.02.  Other Definitions.............................................41
 SECTION 1.03.  Incorporation by Reference
                        of Trust Indenture Act................................41
 SECTION 1.04.  Rules of Construction.........................................42


                                    ARTICLE 2

                                 The Securities
                                 --------------

 SECTION 2.01.  Form and Dating...............................................43
 SECTION 2.02.  Execution and Authentication..................................43
 SECTION 2.03.  Registrar and Paying Agent....................................44
 SECTION 2.04.  Paying Agent To Hold Money in Trust...........................45
 SECTION 2.05.  Securityholder Lists..........................................45
 SECTION 2.06.  Transfer and Exchange.........................................46
 SECTION 2.07.  Replacement Securities........................................46
 SECTION 2.08.  Outstanding Securities........................................46
 SECTION 2.09.  Temporary Securities..........................................47
 SECTION 2.10.  Cancelation...................................................47
 SECTION 2.11.  Defaulted Interest............................................47
 SECTION 2.12.  CUSIP Numbers and ISIN........................................47
 SECTION 2.13.  Issuance of Additional Securities.............................48


                                    ARTICLE 3

                                   Redemption
                                   ----------

SECTION 3.01.  Notices to Trustee.............................................49
SECTION 3.02.  Selection of Securities To Be Redeemed.........................49
SECTION 3.03.  Notice of Redemption...........................................49
SECTION 3.04.  Effect of Notice of Redemption.................................50
SECTION 3.05.  Deposit of Redemption Price....................................51
SECTION 3.06.  Securities Redeemed in Part....................................51


                                    ARTICLE 4

                                    Covenants
                                    ---------

SECTION 4.01.  Payment of Securities..........................................51



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                                                                               2



SECTION 4.02.  SEC Reports....................................................51
SECTION 4.03.  Limitation on Indebtedness.....................................52
SECTION 4.04.  Limitation on Restricted Payments..............................57
SECTION 4.05.  Limitation on Restrictions on
                        Distributions from Restricted
                        Subsidiaries..........................................62
SECTION 4.06.  Limitation on Sales of Assets
                        and Subsidiary Stock..................................64
SECTION 4.07.  Limitation on Affiliate Transactions...........................68
SECTION 4.08.  Limitation on the Sale or Issuance
                        of Capital Stock of Restricted
                        Subsidiaries..........................................70
SECTION 4.09.  Change of Control..............................................70
SECTION 4.10.  Limitation on Liens............................................72
SECTION 4.11.  Limitation on Sale/Leaseback.
                        Transactions..........................................72
SECTION 4.12.  Limitation on Conduct of Business
                        of the Company........................................73
SECTION 4.13.  Limitation on Sale of the Capital
                        Stock of the Company..................................73
SECTION 4.14.  Future Guarantors and Intercompany
                        Note Obligors.........................................73
SECTION 4.15.  Compliance Certificate.........................................75
SECTION 4.16.  Further Instruments and Acts...................................75


                                    ARTICLE 5

                                Successor Company
                                -----------------

SECTION 5.01.  When the Company, the Guarantors
                        and the Intercompany Note Obligors
                        May Merge or Transfer Assets..........................76


                                    ARTICLE 6

                              Defaults and Remedies
                              ---------------------

SECTION 6.01.  Events of Default..............................................79
SECTION 6.02.  Acceleration...................................................82
SECTION 6.03.  Other Remedies.................................................82
SECTION 6.04.  Waiver of Past Defaults........................................83
SECTION 6.05.  Control by Majority............................................83
SECTION 6.06.  Limitation on Suits............................................83
SECTION 6.07.  Rights of Holders To Receive Payment...........................84
SECTION 6.08.  Collection Suit by Trustee.....................................84
SECTION 6.09.  Trustee May File Proofs of Claim...............................84
SECTION 6.10.  Priorities.....................................................85
SECTION 6.11.  Undertaking for Costs..........................................85
SECTION 6.12.  Waiver of Stay or Extension Laws...............................85
..


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                                                                               3


                                    ARTICLE 7

                                     Trustee
                                     -------

SECTION 7.01.  Duties of Trustee..............................................86
SECTION 7.02.  Rights of Trustee..............................................87
SECTION 7.03.  Individual Rights of Trustee...................................88
SECTION 7.04.  Trustee's Disclaimer...........................................88
SECTION 7.05.  Notice of Defaults.............................................88
SECTION 7.06.  Reports by Trustee to Holders..................................88
SECTION 7.07.  Compensation and Indemnity.....................................89
SECTION 7.08.  Replacement of Trustee.........................................90
SECTION 7.09.  Successor Trustee by Merger....................................91
SECTION 7.10.  Eligibility; Disqualification..................................91
SECTION 7.11.  Preferential Collection of Claims
                        Against Company.......................................91
SECTION 7.12.  Trustee's Dealings with the
                        Collateral Agent......................................92


                                    ARTICLE 8

                       Discharge of Indenture; Defeasance
                       ----------------------------------

SECTION 8.01.  Discharge of Liability on Securities;
                        Defeasance............................................92
SECTION 8.02.  Conditions to Defeasance.......................................94
SECTION 8.03.  Application of Trust Money.....................................95
SECTION 8.04.  Repayment to Company...........................................95
SECTION 8.05.  Indemnity for Government Obligations...........................95
SECTION 8.06.  Reinstatement..................................................95


                                    ARTICLE 9

                                   Amendments
                                   ----------

SECTION 9.01.  Without Consent of Holders.....................................96
SECTION 9.02.  With Consent of Holders........................................97
SECTION 9.03.  Compliance with Trust Indenture Act............................98
SECTION 9.04.  Revocation and Effect of Consents
                        and Waivers...........................................98
SECTION 9.05.  Notation on or Exchange of Securities..........................99
SECTION 9.06.  Trustee To Sign Amendments.....................................99
SECTION 9.07.  Payment for Consent............................................99



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                                                                               4


                                   ARTICLE 10

                                   Guaranties
                                   ----------

SECTION 10.01.  Guaranties...................................................100
SECTION 10.02.  Limitation of Liability......................................102
SECTION 10.03.  Successors and Assigns.......................................102
SECTION 10.04.  No Waiver....................................................102
SECTION 10.05.  Modification.................................................102
SECTION 10.06.  Release of Subsidiary Guarantor..............................103
SECTION 10.07.  Contribution.................................................103


                                   ARTICLE 11

               Intercompany Notes and Intercompany Note Guaranties
               ---------------------------------------------------

SECTION 11.01.  Prepayment of Intercompany Notes.............................103
SECTION 11.02.  Limitation of Liability......................................104
SECTION 11.03.  Excess Intercompany Note Prepayment
                        Proceeds Purchase Offer..............................104


                                   ARTICLE 12

                           Pledged Intercompany Notes
                           --------------------------

SECTION 12.01.  Grant of Security Interest...................................107
SECTION 12.02.  Delivery of Collateral.......................................108
SECTION 12.03.  Recording....................................................108
SECTION 12.04.  Representations and Warranties...............................109
SECTION 12.05.  Further Assurances...........................................109
SECTION 12.06.  Interest; Voting Rights; Release of
Collateral...................................................................110
SECTION 12.07.  Trustee Appointed Attorney-in-Fact...........................111
SECTION 12.08.  Trustee May Perform..........................................112
SECTION 12.09.  Trustee's Duties.............................................112
SECTION 12.10.  Remedies upon Event of Default...............................112
SECTION 12.11.  Application of Proceeds......................................113
SECTION 12.12.  Continuing Lien..............................................113
SECTION 12.13.  Certificates and Opinions....................................113
SECTION 12.14.  Additional Agreements........................................114


                                   ARTICLE 13

                      Pledged Intercompany Note Guaranties
                      ------------------------------------

SECTION 13.01.  Grant of Security Interest...................................115
SECTION 13.02.  Recording....................................................115
SECTION 13.03.  Representations and Warranties...............................116



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SECTION 13.04.  Further Assurances...........................................116
SECTION 13.05.  Payments; Voting Rights; Release of
                        Collateral...........................................117
SECTION 13.06.  Trustee Appointed Attorney-in-Fact...........................118
SECTION 13.07.  Trustee May Perform..........................................119
SECTION 13.08.  Trustee's Duties.............................................119
SECTION 13.09.  Remedies upon Event of Default...............................119
SECTION 13.10.  Application of Proceeds......................................120
SECTION 13.11.  Continuing Lien..............................................120
SECTION 13.12.  Certificates and Opinions....................................120
SECTION 13.13.  Additional Agreements........................................121


                                   ARTICLE 14

                                  Miscellaneous
                                  -------------

SECTION 14.01.  Trust Indenture Act Controls.................................122
SECTION 14.02.  Notices......................................................122
SECTION 14.03.  Communication by Holders with
                        Other Holders........................................123
SECTION 14.04.  Certificate and Opinion as
                        to Conditions Precedent..............................123
SECTION 14.05.  Statements Required in Certificate
                        or Opinion...........................................123
SECTION 14.06.  When Securities Disregarded..................................124
SECTION 14.07.  Rules by Trustee, Paying Agent
                        and Registrar........................................124
SECTION 14.08.  Legal Holidays...............................................124
SECTION 14.09.  Severability.................................................124
SECTION 14.10.  Governing Law................................................125
SECTION 14.11.  No Recourse Against Others...................................125
SECTION 14.12.  Successors...................................................125
SECTION 14.13.  Multiple Originals...........................................125
SECTION 14.14.  Table of Contents; Headings..................................125

Exhibit 1:      Form of Supplemental Indenture for Future
                Guarantors

Exhibit 2:      Form of Intercompany Note

Exhibit 3:      Form of Intercompany Note Guaranty

Exhibit 4:      Form of Graftech Pledge Agreement

Exhibit 5:      Form of Lien Subordination Agreement

Schedule I  -    Pledged Intercompany Notes

Schedule II -    Pledged Intercompany Note Guarantees

Rule 144A/Regulation S Appendix

Exhibit 1 -  Form of Initial Security

Exhibit A -  Form of Exchange Security or Private Exchange
             Security

                                INDENTURE dated as of February 15, 2002,


                    among UCAR FINANCE INC., a Delaware corporation (the "Company"), UCAR NTERNATIONAL INC., UCAR GLOBAL ENTERPRISES INC., UCAR CARBON COMPANY INC. and the Subsidiary Guarantors from time to time party hereto and STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Massachusetts, as trustee hereunder (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Initial Securities and Exchange Securities and Private Exchange Securities (collectively, the "Securities"):

                                   ARTICLE 1

                   Definitions and Incorporation by Reference
                   ------------------------------------------


          SECTION 1.01. Definitions.
                        -----------

          "Additional Assets" means: (1) any property, plant or equipment used in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by UCAR International or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clauses (2) or (3) is primarily engaged in a Related Business.

          "Additional Securities" means, subject to the Company's compliance with Section 4.03, 10 1/4% Senior Notes due 2012 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09 or 3.06 of this Indenture and other than Exchange Securities or Private Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under this Indenture).

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings. For purposes of Sections 4.04, 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of UCAR International or the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person known to the chief executive officer or chief financial officer of UCAR International who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Antitrust Fines" means monies payable by UCAR International in respect of antitrust matters to (1) the U.S. Department of Justice, relating to fines assessed in 1998, and (2) the antitrust authority of the European Union, relating to fines assessed in July 2001.

          "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by UCAR International or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than UCAR International or a Restricted Subsidiary);

          (2) all or substantially all the assets of any division or line of business of UCAR International or any Restricted Subsidiary; or

          (3) any other assets of UCAR International or any Restricted Subsidiary outside of the ordinary course of business of UCAR International or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to UCAR International or by UCAR International or a Restricted Subsidiary to a Wholly Owned Subsidiary; (B) for purposes of Section
4.06 only, (x) a disposition that constitutes a Restricted Payment permitted by
Section 4.04 or a Permitted

Investment and (y) a disposition of all or substantially all the assets of UCAR International in accordance with Article 5; (C) a disposition of assets with a fair market value of less than $100,000; (D) a disposition of obsolete inventory; (E) a disposition of accounts receivable and related assets in connection with a Qualified Receivables Transaction; (F) dispositions of property, plant or equipment for gross proceeds less than $1.0 million in the aggregate in any calendar year; (G) transactions permitted under Article 5; and
(H) an exchange of assets by UCAR International or any Restricted Subsidiary for property, plant or equipment held by any Person; PROVIDED that any property, plant or equipment received by UCAR International or such Restricted Subsidiary, as the case may be, in any such exchange, in the good faith reasonable judgment of the Board of Directors (or the chief financial officer if the value of the assets exchanged is less than $25.0 million) (i) will immediately constitute, be part of, or be used in, a Related Business and (ii) will have a fair market value substantially equal to or greater than the assets exchanged therefor.

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means, subject to the last sentence under Section 4.11 and as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); PROVIDED, HOWEVER, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

          "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.

          "Board of Directors" with respect to a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP; the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.10, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable or exercisable for such equity.

          "Carbone Savoie" means Carbone Savoie S.A.S., a company organized under the laws of France, and its successors.

          "Carbone Savoie Equity Sale" means a private sale or issuance of the Capital Stock of Carbone Savoie, PROVIDED, HOWEVER, that after any such sale or issuance, UCAR International directly or indirectly holds at least 51% of the Voting Stock of Carbone Savoie.

          "Cash Flow Notes" means the intercompany notes made by or in favor of various subsidiaries of UCAR International payable to or by the Company, which facilitate the transfer of cash from or to such subsidiaries.

          "Change of Control" means the occurrence of any of the following events:

          (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of UCAR International (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity"), if such other person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity);

          (2) individuals who on the Issue Date constituted the Board of Directors of UCAR International (together with any new directors whose election by the Board of Directors of UCAR International or whose nomination for election by the stockholders of UCAR International was approved by a vote of 66-2/3% of the directors of UCAR International then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of UCAR International then in office;

          (3) the adoption of a plan relating to the liquidation or dissolution of UCAR International;

          (4) the merger or consolidation of UCAR International with or into another Person or the merger of another Person with UCAR International, or the sale of all or substantially all the assets of UCAR International (in each case, determined on a consolidated basis) to another Person, other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of UCAR International immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) hold directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before such merger or consolidation transaction and (B) in the case of a sale of assets transaction, (i) the transferee Person or Persons become(s) a guarantor in respect of the Securities and (ii) either (x) the transferee Person(s) constitute(s) a Subsidiary of the transferor of such assets or
     (y) holders of securities that represented 100% of the Voting Stock of UCAR International immediately prior to such sale of assets transaction hold, directly or indirectly, at least a majority of the voting power of the Voting Stock of the transferee Person(s) in such sale of assets transaction immediately after such sale of assets transaction and in substantially the same proportion as before such sale of assets transaction; or

          (5) UCAR International ceases to own, directly or indirectly, all the voting power of the Voting Stock of UCAR Global, UCAR Carbon and the Company.

          "China Joint Ventures" means (i) the manufacturing and marketing joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) contemplated by the Joint Venture Agreement dated April 4, 2001 between UCAR Carbon and Jilin Carbon Joint Stock Company, Ltd., as the same may be amended, in the Related Business in China and (ii) the marketing joint venture in the form of a limited liability company contemplated by a Letter of Intent dated September 4, 2001 between UCAR Carbon and Jilin Carbon Group Company, Ltd., which will conduct operations through GENCO.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral Agent" means the collateral agent under the Graftech Pledge Agreement.

          "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and as required by the TIA, each other obligor on the indenture securities (but not including the Guarantors).

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are publicly available to (y) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that:

          (1) if UCAR International or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a PRO FORMA basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;


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                                                                               7



          (2) if UCAR International or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a PRO FORMA basis as if such discharge had occurred on the first day of such period and as if UCAR International or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments actually used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (3) if since the beginning of such period UCAR International or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of UCAR International or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to UCAR International and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent UCAR International and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (4) if since the beginning of such period UCAR International or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of a division or line of business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into UCAR International or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or any acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) if made by UCAR International or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever PRO FORMA effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the PRO FORMA calculations shall be determined in good faith by a responsible financial or accounting officer of UCAR International, whose determination shall be conclusive. If any Indebtedness bears a floating rate of interest and is being given PRO FORMA effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months) PROVIDED, HOWEVER, that if such Indebtedness was Incurred pursuant to the Revolving Credit Facility, the component of Consolidated Interest Expense related to the Revolving Credit Facility shall be calculated based on the average amount of Indebtedness outstanding under the Revolving Credit Facility during such period and the average interest rate payable pursuant to the Revolving Credit Facility during such period.

          "Consolidated Interest Expense" means, for any period, the total interest expense of UCAR International and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by UCAR International or the Restricted Subsidiaries, without duplication:

          (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

          (2) amortization of debt discount and debt issuance cost;

          (3) capitalized interest;

          (4) non-cash interest expense;

          (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, other than any letter of credit relating to the Antitrust Fines, except and until drawn;

          (6) net payments pursuant to Hedging Obligations;

          (7) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than UCAR International or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the issuer of such Preferred Stock);

          (8) interest incurred in connection with Investments in discontinued operations;

          (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) UCAR International or any Restricted Subsidiary; and

          (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than UCAR International or a Wholly Owned Subsidiary) in connection with Indebtedness Incurred by such plan or trust;

and less, to the extent included in such interest expense, the imputed interest expense related to the Antitrust Fines. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary, not all the net income of which was included in calculating Consolidated Net Income by reason of the fact that such

Restricted Subsidiary was not a Wholly Owned Subsidiary, shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

          "Consolidated Net Income" means, for any period, the net income of UCAR International and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in determining such Consolidated Net Income:

          (1) any net income of any Person (other than UCAR International) if such Person is not a Restricted Subsidiary, except that:

               (A) subject to the exclusion contained in clause (4) below, UCAR International's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to UCAR International or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

               (B) UCAR International's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income up to the aggregate amount of cash actually contributed or advanced to such Person by UCAR International or its consolidated Subsidiaries during such period;

          (2) any net income (or loss) of any Person acquired by UCAR International or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions (other than corporate approvals within the control of UCAR International and ministerial filings and notices), directly or indirectly, on the payment of dividends or the making of distributions by such

     Restricted Subsidiary, directly or indirectly, to UCAR International or another Restricted Subsidiary, except that:

               (A) subject to the exclusion contained in clause (4), UCAR International's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to UCAR International or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

               (B) UCAR International's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (4) any gain (but not loss) realized upon the sale or other disposition of any assets of UCAR International, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (5) extraordinary gains or losses;

          (6) Litigation Awards, except to the extent such Litigation Awards are received in cash during such period; and

          (7) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to UCAR International or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such Section pursuant to Section 4.04(a)(3)(D).

          "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of UCAR International and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of UCAR International for which financial statements are publicly available, as the sum of (1) the par or stated value of all outstanding Capital Stock of UCAR International, plus (2) paid-in capital or capital surplus (however described) relating to such Capital Stock, plus (3) any accumulated other comprehensive income, retained earnings and earned surplus, less (A) any accumulated deficit and accumulated other comprehensive loss, (B) any amounts attributable to Disqualified Stock and (C) any cost of treasury stock.

          "Credit Agreement" means the Credit Agreement dated as of February 22, 2000 among UCAR International, UCAR Global, the Company, certain of the other Subsidiaries of UCAR International, the lenders referred to therein, JPMorgan Chase Bank, as Administrative Agent, J.P. Morgan Securities Inc. and Credit Suisse First Boston, as Joint-Lead Arrangers, and Chase Securities Inc. and Credit Suisse First Boston, as Syndication Agents, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and any security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement or agreements (and related documents) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

          "Currency Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

          (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

          (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Securities; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if:

          (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock in a material respect than the terms applicable to the Securities in Sections 4.06 and 4.09 of this Indenture; and

          (2) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; PROVIDED, HOWEVER, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

          "EBITDA" for any period means the sum of Consolidated Net Income and Consolidated Interest Expense, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

          (1) all income tax expense of UCAR International and its consolidated Restricted Subsidiaries;

          (2) depreciation and amortization expense of UCAR International and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

          (3) all other non-cash charges of UCAR International and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period ending before the Stated Maturity of the Securities);

          (4) non-cash exchange, translation or performance gains (or losses) relating to any Hedging Obligations or currency or interest rate fluctuations; and

          (5) all cash and non-cash restructuring, non-recurring charges attributable to Project Phoenix, to the extent the cumulative amount of such charges realized from October 1, 2001 through the end of such period do not exceed $50.0 million in the aggregate;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income, and only to the extent that payment of a corresponding amount of dividends at the date of determination to UCAR International or another Restricted Subsidiary by such Restricted Subsidiary is not subject to restrictions (other than corporate approvals within the control of UCAR International and ministerial filings and notices).

          "EMSA" means Elektrode Maatskappy (Proprietary) Limited, a corporation organized under the laws of South Africa, and its successors.

          "Excess Intercompany Note Prepayment Proceeds" means the gross proceeds of a prepayment of any Intercompany Note that is not actually used in accordance with Section 11.01(a)(1) or (2) within 10 days following the receipt of such gross proceeds.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Securities" means the debt securities of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Securities, in compliance with the terms of the Registration Rights Agreement.

          "Facilities" means the Term Loan Facilities and the Revolving Credit Facilities.

          "Foreign Restricted Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia and with respect to which more than 80% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in, generated from or derived from operations located in territories and jurisdictions outside the United States.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (2) statements and pronouncements of the Financial Accounting Standards Board;

          (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (4) the rules and regulations of the SEC governing the inclusion of financial statements (including PRO FORMA financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

          "GENCO" means Graphite Electrode Network LLC, a limited liability company under the laws of the State of Delaware, and its successors.

          "Graftech" means Graftech Inc., a corporation organized under the laws of the State of Delaware, and its successors.

          "Graftech Equity Offering" means any public or private offering or sale of the Capital Stock of Graftech.

          "Graftech Pledge Agreement" means the Pledge Agreement dated as of the Issue Date among UCAR Carbon, JPMorgan Chase Bank, as Collateral Agent for the Trustee, and State Street Bank and Trust Company, as Trustee for the Securityholders.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to maintain financial statement conditions or otherwise), or

          (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a correlative meaning.

          "Guaranties" means, collectively, the UCAR International Guaranty, the UCAR Global Guaranty, the UCAR Carbon Guaranty and the Subsidiary Guaranties.

          "Guarantors" means, collectively, UCAR International, UCAR Global, UCAR Carbon and the Subsidiary Guarantors.

          "Guaranty Agreement" means a supplemental indenture, substantially in the form attached hereto as Exhibit 1, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Securities on the terms provided for in this Indenture.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03 (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security, (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms and (3) any premium in respect of the Indebtedness that becomes due and payable as a result of the giving of a notice of redemption or the making of a mandatory offer to purchase will not be deemed to be the Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

          (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement regarding such property (but excluding trade accounts payable arising in the ordinary course of business);

          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing (x) payment of the Antitrust Fines or (y) obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person, in each case, to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with Section 1.04(7) of this Indenture (but excluding, in each case, any accrued dividends);

          (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or asset and the amount of the obligation so secured; and

          (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date as determined in accordance with GAAP; PROVIDED, HOWEVER, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time as determined in accordance with GAAP.

          For the avoidance of doubt, Indebtedness that is redeemed, defeased, retired or otherwise repaid shall no longer be considered Indebtedness.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; PROVIDED, HOWEVER, that such firm is not an Affiliate of UCAR International.

          "Intercompany Loan" means an unsecured senior term loan of a portion of the gross proceeds from the sale of Securities (or, in the case of UCAR Electrodos and UCAR S.p.A, specified borrowings under the Revolving Credit Facility) from the Company to a Foreign Restricted Subsidiary.

          "Intercompany Note" means (1) on the Issue Date, an unsecured senior promissory term note evidencing Intercompany Loans to each of UCAR S.A., UCAR Holdings S.A., UCAR Carbon Mexicana and EMSA, (2) on completion of the Realignment insofar as the Realignment relates to UCAR Electrodos, an unsecured senior promissory term note evidencing an Intercompany Loan to UCAR Electrodos and, upon repayment of the third party secured term note issued by UCAR S.p.A., an unsecured senior promissory term note evidencing an Intercompany Loan to UCAR Finance, in each case, in aggregate principal amount equal to the Secured Intercompany Note repaid by such Intercompany Loan, and (3) any other unsecured senior promissory term note issued by a Foreign Restricted Subsidiary evidencing an Intercompany Loan substantially in the form attached hereto as Exhibit 2. The Intercompany Notes shall be governed by New York law.

          "Intercompany Note Guarantor" means UCAR Limited, UCAR SNC, UCAR Holdings S.A., UCAR Inc., UCAR Carbon S.A., UCAR Produtos de Carbono, UCAR Carbon Mexicana, UCAR S.A. and UCAR S.p.A. and each other Foreign Restricted Subsidiary of UCAR International that thereafter Guarantees the Intercompany Notes.

          "Intercompany Note Guaranty" means a Guaranty by an Intercompany Note Guarantor of all the obligations under the Intercompany Notes; PROVIDED, HOWEVER that, on the Issue

Date, the Intercompany Note Guaranty of UCAR SNC shall only Guarantee the obligations of UCAR Holdings S.A. with respect to UCAR Holdings S.A.'s Intercompany Note.

          "Intercompany Note Maker" means UCAR S.A., UCAR Holdings S.A., UCAR Carbon Mexicana and EMSA and each other Foreign Restricted Subsidiary of UCAR International that hereafter issues an Intercompany Note.

          "Intercompany Note Obligations" means, collectively, the obligations of an Intercompany Note Guarantor under its Intercompany Note Guaranty and the obligations of an Intercompany Note Maker under its Intercompany Note.

          "Intercompany Note Obligors" means, collectively, the Intercompany Note Makers and the Intercompany Note Guarantors.

          "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

          For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.04:

          (1) "Investment" shall include the portion (proportionate to UCAR International's direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of UCAR International at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, UCAR International shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) UCAR International's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to UCAR International's direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of UCAR International, whose good faith determination shall be conclusive.

          For purposes of valuing an Investment in a joint venture or Unrestricted Subsidiary, the book value of non-cash contributions shall be used unless the Investment constitutes a line of business, in which case the fair market value of the contribution shall be used. Contributions of the Capital Stock of UCAR International shall be treated as having zero book value.

          "Issue Date" means February 15, 2002.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Lien Subordination Agreement" means the Lien Subordination Agreement dated as of the Issue Date among UCAR Carbon, JPMorgan Chase Bank, as Senior Lien Collateral Agent for the lenders under the Credit Agreement, JPMorgan Chase Bank, as Junior Lien Collateral Agent for the Trustee, and State Street Bank and Trust Company, as Trustee for the Holders.

          "Litigation Awards" means the gross proceeds from the UCC/MC Lawsuit or any settlement thereof, judgment therein or disposition thereof.

          "Litigation Liabilities" shall mean liabilities and expenses of UCAR International and its Subsidiaries associated with (1) antitrust investigations and related lawsuits, settlements and claims of the type described in UCAR International's Annual Report on Form 10-K for the year ended December 31, 2000, and UCAR International's Quarterly

Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (together, the "SEC Reports"), (2) stockholder derivative lawsuits and claims of the type described in the SEC Reports and (3) securities lawsuits and claims of the type described in the SEC Reports and any investigations that may arise relating to the subject matter of such securities lawsuits and claims.

          "Net Available Cash" from an Asset Disposition means 100% of the cash payments received therefrom or, in the case of an Asset Disposition constituting part of Project Phoenix, 75% of the cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

          (1) all legal, investment banking, accounting, professional, filing, title, recording and transfer tax expenses, commissions and other fees and expenses (including payments to third parties to obtain any necessary consents) incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

          (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by UCAR International or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

          "Offering Circular" means the Offering Circular dated February 8, 2002 relating to the issuance by the Company of $400,000,000 10 1/4% Senior Notes due 2012.

          "Officer" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of such Person.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of UCAR International or its Subsidiaries, as applicable.

          "Opinion of Counsel" means a written opinion of legal counsel, in form and substance reasonably acceptable to the Trustee. Such legal counsel may be an employee of or counsel to UCAR International or its Restricted Subsidiaries.

          "Permitted Investment" means an Investment by UCAR International or any Restricted Subsidiary in:

          (1) UCAR International, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business;

          (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, UCAR International or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;

          (3) cash and Temporary Cash Investments;

          (4) Hedging Obligations;

          (5) receivables owing to UCAR International or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as UCAR International or any such Restricted Subsidiary deems reasonable under the circumstances;

          (6) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (7) loans or advances to employees made in the ordinary course of business consistent with past practices of UCAR International or such Restricted Subsidiary;

          (8) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to UCAR International or any Restricted Subsidiary or in satisfaction of judgments, settlements or awards;

          (9) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06;

          (10) advances or prepayments to vendors in the ordinary course of business consistent with past practices of UCAR International or such Restricted Subsidiary; and

          (11) any Person where such Investment was acquired by UCAR International or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by UCAR International or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by UCAR International or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default.

          "Permitted Liens" means, with respect to any Person:

          (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws, other social security laws or regulations or similar legislation, or deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases or subleases to which such Person is a party, or deposits to secure public, statutory, regulatory or similar obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds, performance bonds and other obligations of a like nature (including those incurred to secure health, safety and environmental obligations) to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (2) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens, in each case for sums not yet due and payable or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED, HOWEVER, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by UCAR International in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by UCAR International or any Restricted Subsidiary to provide collateral to the depository institution;

          (3) Liens for taxes, assessments or other governmental charges or levies, including property taxes, not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

          (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness;

          (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such Person;

          (6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; PROVIDED, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of the Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 270 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property, plant or equipment subject to the Lien;

          (7) Liens to secure Indebtedness permitted under Section 4.03(b)(1) and (b)(2);

          (8) Liens existing on the Issue Date;

          (9) Liens on shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; PROVIDED, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

          (10) Liens on property or assets at the time such Person or any of its Subsidiaries acquires such property or assets, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; PROVIDED, HOWEVER, that the Liens may not extend to any other property or assets owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

          (11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

          (12) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (13) Liens (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or
     (ii) pertaining to pooled deposit or sweep accounts of UCAR International or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of UCAR International or any Restricted Subsidiary;

          (14) Liens arising by operation of law pursuant to Section 107(1) of CERCLA or pursuant to analogous state or foreign law, for costs or damages that are not yet due (by virtue of a written demand for payment by a governmental authority) or which are being contested in good faith by appropriate proceedings and UCAR International, the Company or the affected Subsidiary has set aside on its books adequate reserves with respect thereto, or on property that UCAR International, the Company or a Subsidiary has determined to abandon if the sole recourse for such costs or damages is to such property;

          (15) Liens, not securing Indebtedness, arising as a result of sales or other dispositions of accounts receivable or inventory of Restricted Subsidiaries in connection with asset securitizations or factoring or similar transactions involving accounts receivable;

          (16) Liens related to the Antitrust Fines and any letters of credit issued in support of the Antitrust Fines;

          (17) minority stockholder rights, and rights of first refusal relating to shares of Carbone Savoie, GENCO and other joint ventures permitted under this Indenture;

          (18) Liens on the assets of Unrestricted Subsidiaries;

          (19) Liens relating to funding obligations, not constituting Indebtedness, for employee benefit plans;

          (20) Liens with respect to the Capital Stock of a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock of such Restricted Subsidiary, pending the closing of such sale or disposition; and

          (21) Liens of a type described in clauses (1) through (20) to extend, continue, renew or replace any similar Lien referred to in clauses (1) through (20) (except with respect to a Lien to secure the Antitrust Fines), and Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (8), (9) or (10); PROVIDED, HOWEVER, that:

                    (A) such new Lien shall be limited to all or part of the
               same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

                    (B) the Indebtedness, if any, secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under any such clause at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums and accrued interest, related to such refinancing, refunding, extension, renewal or replacement.

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

          "Project Phoenix" means the cost savings plan announced publicly in January 2002 by UCAR International, including the mothballing of its graphite electrode manufacturing operations in Caserta, Italy, headcount reductions, other announced asset sales and the Realignment.

          "Public Equity Offering" means an underwritten primary public offering of common stock of UCAR International pursuant to an effective registration statement under the Securities Act.

          "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by UCAR International or any Restricted Subsidiary pursuant to which UCAR International or any Restricted Subsidiary may sell, convey, discount, factor or otherwise transfer to any other Person other than UCAR International or a Subsidiary thereof, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of UCAR International or any Restricted Subsidiary and any asset related thereto, including all collateral securing the accounts receivable, all contracts and all guarantees or other obligations in respect of the accounts receivable, all proceeds of the accounts receivable and all other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization, factoring or similar transactions involving accounts receivable.

          "Realignment" means a series of transactions by which (1) various non-U.S. operating subsidiaries of UCAR International are contributed or sold to UCAR S.A., (2) Secured Intercompany Notes are issued by UCAR S.A. and other Foreign Restricted Subsidiaries to the Company, in consideration for loans that the Company has extended to such Foreign Restricted Subsidiaries in order to facilitate the contribution or sale described in clause (1), (3) certain new U.S. subsidiaries of UCAR Carbon are formed and (4) certain operating businesses of UCAR Carbon are transferred to the newly formed U.S. Subsidiaries of UCAR Carbon.

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of UCAR International or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that:

          (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

          (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

          (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of UCAR International or (B) Indebtedness of UCAR International or a Restricted

Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "Registration Rights Agreement" means the Registration Rights Agreement dated February 15, 2002, among the Company, the Guarantors, Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., ABN AMRO Incorporated, Fleet Securities, Inc. and Scotia Capital (USA) Inc.

          "Related Business" means any business in which UCAR International or the Restricted Subsidiaries were engaged on the Issue Date and any business related, ancillary or complementary to any business of UCAR International or the Restricted Subsidiaries in which UCAR International or the Restricted Subsidiaries were engaged on the Issue Date.

          "Restricted Payment" with respect to any Person means:

          (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (in each case, other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to UCAR International or a Restricted Subsidiary, and other than PRO RATA dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of UCAR International held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of UCAR International (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of UCAR International that is not Disqualified Stock);

          (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, other than from UCAR International or any of the Restricted Subsidiaries, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

          (4) the making of any Investment (other than a Permitted Investment) in any Person.

          "Restricted Subsidiary" means any Subsidiary of UCAR International that is not an Unrestricted Subsidiary.

          "Revolving Credit Facility" means (a) the revolving credit facility contained in the Credit Agreement and (b) any revolving credit facility for local operating lines of credit, under which either a Guarantor or an Intercompany Note Obligor is the borrower and, in either case, any other facility or financing arrangement that Refinances, in whole or in part, any such revolving credit facility.

          "Sale/Leaseback Transaction" means an arrangement relating to property owned by UCAR International or a Restricted Subsidiary on the Issue Date or thereafter acquired by UCAR International or a Restricted Subsidiary whereby UCAR International or a Restricted Subsidiary transfers such property to a Person and UCAR International or a Restricted Subsidiary leases it from such Person; PROVIDED, HOWEVER, that the provisions of Section 4.11 shall not apply to any Sale/Leaseback Transaction relating to property owned by UCAR International or a Restricted Subsidiary having a fair market value less than $500,000 (as determined in good faith by the chief financial officer of UCAR International, whose good faith determination shall be conclusive).

          "SEC" means the U.S. Securities and Exchange Commission.

          "Secured Intercompany Notes" means the secured intercompany term notes made by various non-U.S. operating subsidiaries of UCAR International in favor of the Company that are pledged by the Company to the lenders under the Credit Agreement to secure Obligations under the Credit Agreement and that are described in and restricted by the Credit Agreement and shall include, for purposes of this definition, the third party secured term note issued by UCAR S.p.A. that is backed by a deposit of the Company.

          "Securities" means the Securities issued under this Indenture.

          "Senior Indebtedness" means, with respect to any Person on any date of determination:

          (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

          (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are junior to or subordinate in right of payment to the Securities or the Guaranty of such Person, as the case may be; PROVIDED, HOWEVER, that Senior Indebtedness shall not include:

          (1) any obligation of such Person to any Subsidiary of such Person;

          (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

          (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

          (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or

          (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of UCAR

International within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "Subordinated Obligation" means, with respect to any Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

          "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (1) such Person;

          (2) such Person and one or more Subsidiaries of such Person; or

          (3) one or more Subsidiaries of such Person.

          "Subsidiary Guarantor" means UCAR Composites, UCAR Carbon Technology LLC, UCAR International Trading, UCAR International Holdings and UCAR Holdings III and each other Subsidiary of UCAR International that executes this Indenture as a guarantor (except UCAR Global and UCAR Carbon) and each other Subsidiary of UCAR International that thereafter guarantees the Securities pursuant to the terms of this Indenture.

          "Subsidiary Guaranty" means a Guaranty by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

          "Temporary Cash Investments" means any of the following:

          (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

          (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding long-term debt or whose parent holding company has outstanding long-term debt, which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) entered into with a bank meeting the qualifications described in clause (2);

          (4) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of UCAR International) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group;

          (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A-2" by Moody's Investors Service, Inc.; and

          (6) in the case of any Foreign Restricted Subsidiary, investments: (a) in direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Restricted Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof); PROVIDED that such obligations have a rating of "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), or the equivalent thereof from comparable foreign rating agencies, (b) of the type and maturity described in clauses (1) through (5) of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (c) of the type and maturity described in clauses (1) through (5) of foreign obligors (or the parents of such obligors), which investments or obligors (or the parents of such obligors) are not rated as PROVIDED in such clauses or in clause (2) but which are, in the reasonable judgment of UCAR International, comparable in investment quality to such investments and obligors (or the parents of such obligors); PROVIDED that the aggregate face amount outstanding at any time of such investments of all Foreign Restricted Subsidiaries made pursuant to this subclause (c) does not exceed $50.0 million;

          (7) investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (1) through (5); and

          (8) investments in time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of one-half of 1% of the total consolidated assets of UCAR International as of the end of UCAR International's most recently completed fiscal year.

          "Term Loan Facility" means the term loan facilities contained in the Credit Agreement and any other facilities or financing arrangements that Refinance in whole or in part any such term loan facilities.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.ss.77aaa-77bbbb) as in effect on the date of this Indenture.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "UCAR Carbon" means UCAR Carbon Company Inc., a corporation organized under the laws of the State of Delaware, and its successors.

          "UCAR Carbon Guaranty" means the Guarantee by UCAR Carbon of the Company's obligations with respect to the Securities.

          "UCAR Carbon Mexicana" means UCAR Carbon Mexicana, S.A. de C.V., a corporation organized under the laws of Mexico, and its successors.

          "UCAR Carbon S.A." means UCAR Carbon S.A., a corporation organized under the laws of Brazil, and its successors.

          "UCAR Carbon Technology LLC" means UCAR Carbon Technology LLC, a limited liability company under the laws of the State of Delaware, and its successors.

          "UCAR Composites" means UCAR Composites Inc., a corporation organized under the laws of the State of California, and its successors.

          "UCAR Electrodos" means the Spanish subsidiary of UCAR International, which on the Issue Date means UCAR Electrodos, S.L., a limited liability company organized under the laws of Spain, and its successors, and, upon completion of the Realignment, will mean UCAR Electrodos Iberica, S.L., a limited liability company organized under the laws of Spain, and its successors.

          "UCAR Global" means UCAR Global Enterprises Inc., a corporation organized under the laws of the State of Delaware, and its successors.

          "UCAR Global Guaranty" means the Guarantee by UCAR Global of the Company's obligations with respect to the Securities.

          "UCAR Holdings S.A." means UCAR Holdings S.A., a limited liability company organized under the laws of France and its successors.

          "UCAR Holdings III" means UCAR Holdings III Inc., a corporation organized under the laws of the State of Delaware, and its successors.

          "UCAR Inc." means UCAR Inc., a corporation organized under the laws of Canada, and its successors.

          "UCAR International" means UCAR International Inc., a corporation organized under the laws of the State of Delaware, and its successors.

          "UCAR International Guaranty" means the Guarantee by UCAR International of the Company's obligations with respect to the Securities.

          "UCAR International Holdings" means UCAR International Holdings Inc., a corporation organized under the laws of the State of Delaware, and its successors.

          "UCAR International Trading" means UCAR International Trading Inc., a corporation organized under the laws of the State of Delaware, and its successors.

          "UCAR Limited" means UCAR Limited, a private limited company organized under the laws of the United Kingdom, and its successors.

          "UCAR Produtos de Carbono" means UCAR Produtos de Carbono S.A., a corporation organized under the laws of Brazil, and its successors.

          "UCAR S.A." means UCAR S.A., a limited company organized under the laws of Switzerland, and its successors.

          "UCAR SNC" means UCAR SNC, a partnership organized under the laws of France, and its successors.

          "UCAR S.p.A." means UCAR S.p.A., a joint stock corporation organized under the laws of Italy, and its successors.

          "UCC/MC Lawsuit" means the lawsuit pending in the United States District Court for the Southern District of New York, entitled UCAR INTERNATIONAL INC., UCAR GLOBAL ENTERPRISES INC. AND UCAR CARBON COMPANY INC. V. UNION CARBIDE CORPORATION, MITSUBISHI CORPORATION, MITSUBISHI INTERNATIONAL CORPORATION, HIROSHI KAWAMURA AND ROBERT D. KENNEDY, CASE NO. 00 CIV. 1338
(GBD), and all claims asserted by or against any of the parties or their affiliates, related parties or successors in such lawsuit or in subsequent suits, actions or proceedings arising from or related to such lawsuit or the facts giving rise to such lawsuit.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means:

          (1) any Subsidiary of UCAR International that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of UCAR International (or its chief financial officer if the Subsidiary is not a Significant Subsidiary) in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary; PROVIDED, HOWEVER, that UCAR International shall not be entitled to designate the Company as an Unrestricted Subsidiary.

          The Board of Directors of UCAR International (or its chief financial officer if the Subsidiary is not a Significant Subsidiary) may designate any Subsidiary of UCAR International (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, UCAR International or any other Subsidiary of UCAR International that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, then in each such case such designation would be permitted under Section 4.04.

          The Board of Directors of UCAR International may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (A) UCAR International could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any designation of an Unrestricted Subsidiary by the Board of Directors of UCAR International or its chief financial officer, as the case may be, shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of UCAR International giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

          Except as described under Section 4.03, whenever it is necessary to determine whether UCAR International or any of its Subsidiaries has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount was initially determined in such currency.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary, which at least 97% of the Capital Stock of which (other than directors' qualifying or other legally required shares) is owned by UCAR International or one or more Wholly Owned Subsidiaries.


                                                                                              41

          SECTION 1.02. Other Definitions.
                        -----------------

                                                                                  Defined in
                             TERM                                                  Section
                             ----                                                  -------
"Affiliate Transaction"................................................              4.08
"Appendix".............................................................              2.01
"Bankruptcy Law".......................................................              6.01
"Change of Control Offer"..............................................              4.09(b)
"combined value".......................................................              4.14
"covenant defeasance option"...........................................              8.01(b)
"Custodian"............................................................              6.01
"Event of Default".....................................................              6.01
"Excess Intercompany Note Prepayment
     Proceeds Offer"...................................................              11.03(a)(1)
"Excess Intercompany Note Prepayment
     Proceeds Offer Amount"............................................              11.03(c)(2)
"Excess Intercompany Note Prepayment
     Proceeds Offer Period"............................................              11.03(c)(2)
"Excess Intercompany Note Prepayment
     Proceeds Purchase Date"...........................................              11.03(c)(1)
"Initial Securities"...................................................              Appendix
"Legal Defeasance Option"..............................................              8.01(b)
"Legal Holiday"........................................................              14.08
"Offer"................................................................              4.06(b)
"Offer Amount".........................................................              4.06(c)(2)
"Offer Period".........................................................              4.06(c)(2)
"Paying Agent".........................................................              2.03
"Pledged Intercompany Note Guaranties".................................              13.01
"Pledged Intercompany Notes"...........................................              12.01
"Private Exchange Securities"..........................................              Appendix
"Purchase Date"........................................................              4.06(c)(1)
"Registrar"............................................................              2.03
"Secured Obligations"..................................................              12.01
"Securities Act".......................................................              Appendix
"Successor Company"....................................................              5.01
"value"................................................................              4.14


          SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC;

          "indenture securities" means the Securities;

          "indenture security holder" means a Securityholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular, as applicable;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

          (8) all references to the date the Securities were originally issued shall refer to the Issue Date.

                                   ARTICLE 2

                                 The Securities
                                 --------------

          SECTION 2.01. FORM AND DATING. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which UCAR International or the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to UCAR International or the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

          SECTION 2.02. EXECUTION AND AUTHENTICATION. One Officer shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          On the Issue Date, the Trustee shall authenticate and deliver $400,000,000 million of 10 1/4% Senior Notes due 2012 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

          The Trustee may appoint an authenticating agent reasonably acceptable to UCAR International to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03. REGISTRAR AND PAYING AGENT. (a) The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. UCAR International or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

          (B) MAINTENANCE OF OFFICE OR AGENCY. The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. Such office shall initially be State Street Bank and Trust Company, N.A., located at 61 Broadway, New York, New York 10005. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06. TRANSFER AND EXCHANGE. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

          SECTION 2.07. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if such Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In case any lost, destroyed or wrongfully taken Security has become due and payable, the Company in its discretion may pay such Security in lieu of issuing a new Security in replacement therefor.

          Every replacement Security is an additional obligation of the Company.

          SECTION 2.08. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

          SECTION 2.10. CANCELLATION. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.11. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and at least 15 days before the special record date the Company shall promptly mail to each Securityholder and the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12. CUSIP NUMBERS AND ISIN. The Company in issuing the Securities may use "CUSIP" numbers and corresponding "ISINs" (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers and corresponding

"ISINs" in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will notify the Trustee of any changes in the CUSIP numbers.

          SECTION 2.13. ISSUANCE OF ADDITIONAL SECURITIES. The Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and, if appropriate, the issue price; PROVIDED, HOWEVER, that the Company makes one or more Intercompany Loans equal to the gross proceeds of such Additional Securities to one or more Foreign Restricted Subsidiaries. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

          With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

          (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

          (2) the issue price, the issue date and the CUSIP number and corresponding ISIN of such Additional Securities; PROVIDED, HOWEVER, that no Additional Securities may be issued unless such Additional Securities are fungible in all respects for U.S. Federal Income Tax purposes with the Securities then outstanding;

          (3) whether such Additional Securities shall be Transfer Restricted Securities and issued in the form of Initial Securities as set forth in the Appendix to this Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit A; and

          (4) in the case of the Officers' Certificate only, that the Company has complied with Section 4.03 and this Section 2.13.

                                    ARTICLE 3

                                   Redemption
                                   ----------

          SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

          The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

          SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed PRO RATA or by lot. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to the Trustee and each Holder of record of Securities to be redeemed at such Holder's registered address.

          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

          (7) that no representation is made as to the correctness or accuracy of the CUSIP or corresponding ISIN number, if any, listed in such notice or printed on the Securities.

          At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), upon at least five (5) days prior notice to the Trustee, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

          SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price (expressed as a percentage of the principal amount) stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    Covenants
                                    ---------

          SECTION 4.01. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. SEC REPORTS. Notwithstanding that UCAR International may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, UCAR International shall file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. UCAR International shall not be required to file any reports, documents or other information if the SEC will not accept such filing. In addition, the Company shall furnish to the Holder of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long any Securities are not freely transferable under the Securities Act. The Company and UCAR International also shall comply with the other provisions of TIA ss. 314(a).

          SECTION 4.03. LIMITATION ON INDEBTEDNESS. (a) UCAR International shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that the Company, the Guarantors and the Intercompany Note Obligors shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a PRO FORMA basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio would be greater than 2.0 to 1 if such Indebtedness is Incurred prior to December 31, 2004 or 2.25 to 1 if such Indebtedness is Incurred thereafter.

          (b) Notwithstanding the foregoing paragraph (a), UCAR International and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:

          (1) Indebtedness Incurred by the Company, any Guarantor or any Intercompany Note Obligor pursuant to any Revolving Credit Facility; PROVIDED, HOWEVER, that, immediately after giving effect to any such Incurrence on a PRO FORMA basis, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding, when added together with the aggregate principal amount of Indebtedness theretofore Incurred pursuant to clause (2) that could have been Incurred pursuant to this clause (1), does not exceed the greater of (A) $250.0 million and (B) the sum of (x) 50% of the book value of the inventory of UCAR International and the Restricted Subsidiaries at the end of the most recent fiscal quarter for which financial statements are publicly available and (y) 80% of the book value of the accounts receivable of UCAR and the Restricted Subsidiaries at the end of the most recent fiscal quarter for which financial statements are publicly available (excluding any accounts receivable pledged or otherwise supporting a Qualified Receivables Transaction);

          (2) Indebtedness Incurred by the Company, any Guarantor or any Intercompany Note Obligor pursuant to any Term Loan Facility; PROVIDED, HOWEVER, that, after giving effect to any such Incurrence on a PRO FORMA basis, the aggregate principal amount of all Indebtedness Incurred under this clause (2) and then outstanding does not exceed (A) $226 million plus the maximum principal amount of Indebtedness that could be Incurred at such time under clause (1) above less (B) the aggregate sum of all principal payments actually made from time to time after the Issue Date with respect to such Indebtedness (other than principal payments made from any permitted Refinancings thereof Incurred pursuant to this clause (2));

          (3) Indebtedness (x) owed to and held by UCAR International or a Restricted Subsidiary and (y) in the event the obligor on such Indebtedness is Carbone Savoie, owed to and held by its minority stockholders in an amount not to exceed $10.0 million outstanding in the aggregate at any time and that is PRO RATA in amount, based on equity interests, with the amount of Indebtedness of Carbone Savoie owed to and held by UCAR International and its Restricted Subsidiaries pursuant to this clause (3); PROVIDED, HOWEVER, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to UCAR International or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company, any Guarantor or any Intercompany Note Obligor is the obligor on such Indebtedness and the holder of such Indebtedness is a Person other than the Company, a Guarantor or an Intercompany Note Obligor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities or the applicable Guaranty;

          (4) Indebtedness consisting of the Securities and the Exchange Securities (other than any Additional Securities);

          (5) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3) or (4) of this Section 4.03(b));

          (6) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by UCAR International or, in the case of a Restricted Subsidiary formed to acquire a business, the date on which such business was acquired by such Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was acquired by UCAR International or such business was acquired by such Restricted Subsidiary, as the case may be); PROVIDED, HOWEVER, that on the date of such acquisition and after giving PRO FORMA effect thereto, UCAR International would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);

          (7) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (4), (5) or (6) of this
     Section 4.03(b) or this clause (7); PROVIDED, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of the Company, a Guarantor or an Intercompany Note Obligor, such Refinancing Indebtedness shall be Incurred only by the Company, a Guarantor or an Intercompany Note Obligor;

          (8) Hedging Obligations entered into in the ordinary course of business and not for the purpose of speculation;

          (9) obligations, in each case Incurred, made or given in the ordinary course of business, (A) in respect of performance bonds, bid bonds, bankers' acceptances, surety or appeal bonds and other similar obligations of UCAR International or any of the Restricted Subsidiaries, (B) for or in connection with pledges, deposits or payments in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers of obligations (other than Indebtedness) Incurred in the ordinary course of business, (D) in respect of worker's compensation obligations, employee benefit obligations, property, casualty or liability insurance and self-insurance and (E) trade-related letters of credit;

          (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of its Incurrence;


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                                                                              55


          (11) Indebtedness represented by Capital Lease Obligations, Sale/Leaseback Transactions, mortgage financings or purchase money obligations, in each case Incurred by UCAR International or any Restricted Subsidiary for the purpose of financing all or any part of the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment used in a Related Business or Indebtedness Incurred to Refinance any such Indebtedness, purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property or in respect of any Capital Lease Obligation or any Sale/Leaseback Transaction permitted under this Indenture; PROVIDED, HOWEVER, that such Indebtedness does not, when added together with all other Indebtedness Incurred pursuant to this clause (11) and then outstanding, exceed $10.0 million;

          (12) Indebtedness consisting of agreements to provide for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of UCAR International or any of the Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition or acquisition of any business assets or Restricted Subsidiary (other than Guarantees of Indebtedness or other obligations Incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary for the purpose of financing such acquisition) in an amount not to exceed, in the case of a disposition, the gross proceeds actually received by UCAR International or any Restricted Subsidiary in connection with such disposition;

          (13) Indebtedness consisting of (A) the Guaranties of the Guarantors,
     (B)(i) Guarantees by UCAR International, the Company, a Guarantor or an Intercompany Note Obligor of Indebtedness Incurred by a Restricted Subsidiary without violation of this Indenture, (ii) Guarantees by a Guarantor of Senior Indebtedness Incurred by UCAR International or the Company (so long as such Guarantor could have Incurred such Indebtedness directly without violation of this Indenture) without violation of this Indenture and (C) any Guarantee by the Company or any Guarantor of Indebtedness Incurred pursuant to clause (7) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to clause
     (4) of this Section 4.03(b);

          (14) Indebtedness Incurred for working capital purposes by a Restricted Subsidiary that is neither a Guarantor nor an Intercompany Note Obligor; PROVIDED, HOWEVER, that the amount of such Indebtedness, when added together with the aggregate amount of all Indebtedness Incurred pursuant to this clause (14) and then outstanding, does not exceed $10.0 million;

          (15) Indebtedness Incurred by Graftech or Carbone Savoie in a principal amount which, when added together with all other Indebtedness Incurred pursuant to this clause (15) and then outstanding, does not exceed $10.0 million; PROVIDED, HOWEVER, that if, at the time of such Incurrence and after giving effect thereto on a PRO FORMA basis, the Consolidated Coverage Ratio would be greater than 3.0 to 1, then the amount of such Indebtedness shall not exceed, when added together with all other Indebtedness Incurred pursuant to this clause (15) and then outstanding, $25.0 million; and

          (16) Indebtedness of UCAR International or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of UCAR International and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (15) of this Section 4.03(b) or Section 4.03(a)), does not exceed $10.0 million.

          (c) Notwithstanding the foregoing, none of the Company, any Guarantor or any Intercompany Note Obligor shall incur any Indebtedness pursuant to
Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company, any Guarantor or any Intercompany Note Obligor, as the case may be, unless such Indebtedness shall be subordinated to the Securities, the respective Guaranty or the respective Intercompany Note Obligation, as the case may be, to at least the same extent as such Subordinated Obligations.

          (d) For purposes of determining compliance with this Section 4.03, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, UCAR International, in its sole discretion, shall classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) UCAR International, in its sole

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discretion, shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

          (e) For the purpose of determining amounts of Indebtedness outstanding under this Section 4.03 and for the purpose of avoiding duplication only, Indebtedness of a Person resulting from the grant by such Person of security interests with respect to, or from the issuance by such Person of Guarantees (and security interests with respect thereof) of, or from the assumption of obligations with respect to letters of credit supporting, Indebtedness Incurred by such Person pursuant to this Indenture (or Indebtedness which such Person is otherwise permitted to Incur under this Indenture) shall not be deemed to be a separate Incurrence of Indebtedness by such Person.

          (f) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent, determined on the date of the Incurrence of such Indebtedness, PROVIDED, HOWEVER, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (ii) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred.

          SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS. (a) UCAR International shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time UCAR International or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) UCAR International is not entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

               (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which financial statements are publicly available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

               (B) 100% of the aggregate Net Cash Proceeds received by UCAR International from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of UCAR International and other than an issuance or sale to an employee stock ownership plan or to a trust established by UCAR International or any of its Subsidiaries for the benefit of its employees, until such employee stock ownership plan or such trust sells such Capital Stock to a Person other than UCAR International and its Affiliates) and 100% of any cash capital contribution received by UCAR International from its stockholders subsequent to the Issue Date; plus

               (C) the amount by which Indebtedness of UCAR International or any Restricted Subsidiary is reduced on UCAR International's consolidated balance sheet upon the conversion or exchange (other than a conversion or exchange with a Subsidiary of UCAR International, or with an employee stock ownership plan or trust established by UCAR International or any of its Subsidiaries for the benefit of its employees until such employee stock ownership plan or trust sells such Capital Stock to a Person other than UCAR International and its Affiliates (other than employees)) subsequent to the Issue Date of any Indebtedness of UCAR International or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of UCAR International (less the amount of any cash, or the fair value of any other property, paid to such Person by UCAR International or any Restricted Subsidiary upon such conversion or exchange); plus

               (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by UCAR International or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding ordinary dividends and distributions), in each case received by UCAR International or any Restricted Subsidiary, and (y) the portion (proportionate to UCAR International's direct or indirect equity interest in such Person) of the fair market value of the net assets of any Person that was an Unrestricted Subsidiary at the time such Person is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any such Person, amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by UCAR International or any Restricted Subsidiary in such Person.

          (b) The provisions of Section 4.04(a) shall not prohibit:

          (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of UCAR International (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of UCAR International or an employee stock ownership plan or to a trust established by UCAR International or any of its Subsidiaries for the benefit of their employees until such employee stock ownership plan or trust sells such Capital Stock to a Person other than UCAR International and its Affiliates) or a substantially concurrent cash capital contribution received by UCAR International from its stockholders; PROVIDED, HOWEVER, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale, exchange or cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);




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                                                                              60


          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company, any Guarantor or any Intercompany Loan Obligor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to Section 4.03; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (3) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 4.06; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

          (4) any dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; PROVIDED, HOWEVER, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); and PROVIDED FURTHER, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments; (5) any purchase of any fractional share of Capital Stock of UCAR International resulting from (A) any dividend or other distribution on outstanding shares of Capital Stock of UCAR International or any of its Subsidiaries that is payable in shares of Capital Stock of UCAR International (including any stock split or subdivision of the outstanding Capital Stock of UCAR International or any of its Subsidiaries), (B) any combination of the outstanding shares of Capital Stock of UCAR International or any of its Subsidiaries, (C) any reorganization or consolidation of UCAR International or any of its Subsidiaries or any merger of UCAR International or any of its Subsidiaries with or into any other Person, or (D) the conversion or exchange of any securities of UCAR International or any of its Subsidiaries into shares of Capital Stock of UCAR International; PROVIDED, HOWEVER, that such purchase shall be included in the calculation of the amount of Restricted Payments;

          (6) the redemption of any preferred stock purchase rights issued under the stockholder rights plan of UCAR International in effect on the Issue Date

     (or under any amendment thereto or any customary similar successor plan, except to the extent that the method of calculating redemption payments would result in greater payments than would be the case under the plan as in effect on the Issue Date) at a redemption price of $0.01 per right; PROVIDED, HOWEVER, that such purchase shall be included in the calculation of the amount of Restricted Payments;

          (7) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of UCAR International from employees, former employees, directors or former directors of UCAR International or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of UCAR International under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases and other acquisitions (other than any acquisition of shares of Capital Stock of UCAR International that are acquired as payment for the exercise price of outstanding options) shall not exceed $5.0 million in any calendar year and $10.0 million in the aggregate; and PROVIDED FURTHER, HOWEVER, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

          (8) any Investments made to or in the China Joint Ventures; PROVIDED, HOWEVER, that the aggregate amount of all such Investments made pursuant to this clause (8) and outstanding at any one time does not exceed $10.0 million in the aggregate (exclusive of contributions of intellectual property rights with a book value of less than $5.0 million and Capital Stock of UCAR International (other than Disqualified Stock)) less any available amount for Investments under this clause (8) that has theretofore been utilized pursuant to Section 4.04(b)(9); PROVIDED FURTHER, HOWEVER, that such Investments shall be included in the calculation of the amount of Restricted Payments;

          (9) any Investments made to or in joint ventures or similar Persons in the Related Businesses; PROVIDED, HOWEVER, that the aggregate amount of all Investments made pursuant to this clause (9) and outstanding at any one time does not exceed (A) $15.0 million (exclusive


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                                                                              62


     of Capital Stock of UCAR International (other than Disqualified Stock)) plus (B) any amount available at such time for making Investments permitted under Section 4.04(b)(8); PROVIDED FURTHER, HOWEVER, that such Investments shall be included in the calculation of the amount of Restricted Payments; or

          (10) other Restricted Payments in an aggregate amount which, when taken together with all other Restricted Payments made pursuant to this clause (10) and then outstanding, does not exceed $25.0 million; PROVIDED, HOWEVER, that the amount of such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

         SECTION 4.05. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. UCAR International shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to UCAR International or a Restricted Subsidiary or pay any Indebtedness owed to UCAR International or the Company (including the Intercompany Note Obligations), (b) make any loans or advances to UCAR International or the Company or (c) transfer any of its property or assets to UCAR International or the Company, except:

         (1) with respect to clauses (a), (b) and (c),

               (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including the Credit Agreement as in effect on the Issue Date);

               (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement in effect or entered into on or prior to the date on which such Restricted Subsidiary was acquired by UCAR International or a Restricted Subsidiary or, in the case of a Restricted Subsidiary formed to acquire a business, the date on which such business was acquired by such Restricted Subsidiary (other than an agreement entered into, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by UCAR International or a Restricted Subsidiary or such business was acquired by such Restricted Subsidiary) and outstanding on such date;

               (iii) any encumbrance or restriction contained in an agreement effecting a refinancing, substitution, novation, extension, renewal, refund, repayment, prepayment, redemption, defeasement or retirement, or issuance of exchange or replacement Indebtedness, pursuant to an agreement referred to in Section 4.05(1)(i) or (ii) or in this clause
          (iii) or contained in any amendment to an agreement referred to in
          Section 4.05(1)(i) or (ii) or in this clause (iii); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in the predecessor agreement; and

               (iv) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary, pending the closing of such sale or disposition; and

         (2) with respect to clause (c) only,

               (i) any such encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance, contract or similar property or asset or (B) that is included in a lease, license, installment purchase or sale contract or similar agreement to the extent such encumbrances or restrictions limit the transfer of the property or asset subject to such lease, license, contract or similar agreement; and

               (ii) restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages.

         SECTION 4.06. LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) UCAR International shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (1) UCAR International or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors (or, if the fair market value is less than $25.0 million, the chief financial officer) of UCAR International, whose good faith determination shall be conclusive of the shares and assets subject to such Asset Disposition;
(2) at least 75% of the consideration thereof received by UCAR International or such Restricted Subsidiary is in the form of cash or cash equivalents; and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by UCAR International (or such Restricted Subsidiary, as the case may be) (A) FIRST, to the extent UCAR International elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company, any Guarantor or any Intercompany Note Obligor or Indebtedness (other than any Disqualified Stock) of any other Subsidiary that is a Wholly Owned Subsidiary (in each case other than Indebtedness owed to UCAR International or an Affiliate of UCAR International) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent UCAR International elects, to acquire or commit to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; PROVIDED, HOWEVER, that if UCAR International elects to commit to acquire Additional Assets, such acquisition shall be consummated no later than six months after the end of such one year period; and (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the Holders of the Securities (and to holders of other Senior Indebtedness of the Company, any Guarantor or any Intercompany Note Obligor designated by UCAR International) to purchase Securities (and such other Senior Indebtedness) pursuant to and subject to the conditions contained in Section 4.06(c); PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause
(A) or (C), UCAR International or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased. Notwithstanding the


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                                                                              65


foregoing provisions of this Section 4.06, UCAR International and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this
Section 4.06(a) exceeds $10.0 million. Pending application of Net Available Cash pursuant to this Section 4.06(a), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

         For the purposes of this Section 4.06(a), the following are deemed to be cash or cash equivalents: (1) the assumption of Indebtedness of UCAR International or any Restricted Subsidiary and the release of UCAR International or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and (2) any securities received by UCAR International or any Restricted Subsidiary from the transferee that are promptly converted by UCAR International or such Restricted Subsidiary into cash.

         (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness) pursuant to Section 4.06(a)(3)(C), UCAR International will cause the Company to purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Senior Indebtedness) (the "Offer") at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such other Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of the Securities tendered pursuant to the Offer exceeds the Net Available Cash allotted to their purchase, UCAR International shall cause the Company to select the Securities to be purchased on a PRO RATA basis but in round denominations, which in the case of the Securities will be denominations of $1,000 principal amount or integral multiples thereof. UCAR International shall not be required to cause the Company to make such an Offer to purchase Securities (and other Senior Indebtedness) pursuant to this Section
4.06 if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

         (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, UCAR International shall cause the Company to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of UCAR International which UCAR International in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of UCAR International, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in UCAR International's business subsequent to the date of the latest of such Reports, and (C) if material, appropriate PRO FORMA financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

         (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, UCAR International shall cause the Company to deliver to the Trustee an Officers' Certificate as to (A) the amount of the Offer (the "Offer Amount"), including information as to any other Senior Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and
(b). On such date, UCAR International shall cause the Company to irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.06. If the Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements reasonably satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for use or application in any manner permitted by this Indenture.

         (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

         (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, which in no event shall be later than 10:00 a.m. Eastern Time on the Purchase Date, UCAR International shall cause the Company to deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this
Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

         (d) UCAR International shall cause the Company to comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, UCAR International and the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section by virtue of their compliance with such securities laws or regulations.

         (e) Notwithstanding the foregoing, to the extent that any or all of the Net Available Cash of any Asset Disposition of assets or shares based outside the United States is prohibited or delayed by applicable local law from being repatriated to the United States and such Net Available Cash is not actually applied in accordance with Sections 4.06(a) and (b), UCAR International shall not be required to apply the portion of such Net Available Cash so affected but may permit the applicable Restricted Subsidiaries to retain such portion of the Net Available Cash so long, but only so long, as the applicable local law will not permit repatriation to the United States. Once such repatriation of any such affected Net Available Cash is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Available Cash will be applied in the manner set forth in this Section as if the Asset Disposition had occurred on such date; PROVIDED that to the extent that UCAR International has determined in good faith that repatriation of any or all of the Net Available Cash of such Asset Disposition would have a material adverse tax cost consequence, the Net Available Cash so affected may be retained by the applicable Restricted Subsidiary for so long as such material adverse tax cost event would continue.

         SECTION 4.07. LIMITATION ON AFFILIATE TRANSACTIONS. (a) UCAR International shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of UCAR International (an "Affiliate Transaction") unless (1) the terms of the Affiliate Transaction are no less favorable to UCAR International or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate; (2) if such Affiliate Transaction involves an amount in excess of $10.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of UCAR International disinterested with respect to such Affiliate Transactions have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a Board resolution; and (3) if such Affiliate Transaction involves an amount in excess of $25.0 million, the Board of Directors of UCAR International shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to UCAR International and the Restricted Subsidiaries or not less favorable to UCAR International and the Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

         (b) The provisions of the preceding paragraph (a) will not prohibit (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.04; (2) any issuance of securities, payments, awards or grants in cash or securities, or other perquisites, or any funding of, employee benefit trusts and similar arrangements, in each case, to (i) executive officers of UCAR International as approved by the Board of Directors of UCAR International, (ii) all other employees of UCAR International and employees and directors of any of the Restricted Subsidiaries as approved by an executive officer of UCAR International and (iii) directors of UCAR International who are not employees of UCAR International; (3) (i) loans and advances, including loans and advances outstanding on the Issue Date, to employees of UCAR International and the Restricted Subsidiaries not to exceed $6.0 million in the aggregate at any time outstanding and (ii) advances of payroll payments and expenses to employees in the ordinary course of business; (4) the payment of reasonable fees to and indemnities of directors, officers and employees of UCAR International and the Restricted Subsidiaries in the ordinary course of business or as required by governing corporate organizational documents, customary indemnification contracts or law; (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because UCAR International or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity; (6) the issuance or sale of Capital Stock (other than Disqualified Stock) of UCAR International or a capital contribution to UCAR International; or
(7) any agreement in effect on the Issue Date and described in or incorporated by reference into the Offering Circular (including any lease, operating agreement, license, supply agreement or service agreement) or any amendment, renewal or extension of any such agreement (so long as such amendment, renewal or extension is not less favorable to UCAR International or the Restricted Subsidiaries) and the transactions evidenced thereby.


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                                                                              70


         SECTION 4.08. LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. UCAR International: (1) shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to UCAR International or a Wholly Owned Subsidiary or in connection with a Graftech Equity Offering or in connection with a Carbone Savoie Equity Sale); and (2) shall not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to UCAR International or a Wholly Owned Subsidiary or in connection with a Graftech Equity Offering or in connection with a Carbone Savoie Equity Sale); unless (A) immediately after giving effect to such issuance, sale or other disposition, neither UCAR International nor any of its Subsidiaries owns any Capital Stock of such Restricted Subsidiary; or (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by UCAR International and such Investment would be permitted to be made under Section 4.04 if made on the date of such issuance, sale or other disposition. Notwithstanding the foregoing, the limitations contained in this Section 4.08 will not be deemed to prohibit the making by UCAR International or its Subsidiaries of pledges under the Credit Agreement or this Indenture.

         SECTION 4.09. CHANGE OF CONTROL. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b).

         (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

               (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

               (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to PRO FORMA historical income, cash flow and capitalization, in each case, after giving effect to such Change of Control);

               (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

               (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

         (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

         (d) On the purchase date, but in no event later than 10:00 a.m. Eastern Time, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

         (e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

         (f) UCAR International shall cause the Company to comply, to the extent applicable, with the requirements of

Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, UCAR International and the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

         SECTION 4.10. LIMITATION ON LIENS. UCAR International shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on (1) any Intercompany Note or Intercompany Note Guaranty or (2) any of its other properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than, in the case of this clause
(2), Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured. Any Lien created for the benefit of the Holders of the Securities pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

         SECTION 4.11. LIMITATION ON SALE/LEASEBACK TRANSACTIONS. UCAR International shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless
(1) UCAR International or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.10; (2) the gross proceeds received by UCAR International or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors of UCAR International or its chief financial officer if the Sale/Leaseback Transaction is less than $25.0 million in value, and whose determination shall be conclusive) of such property; and (3) UCAR International applies the proceeds of such transaction in compliance with
Section 4.06. This limitation on Sale/Leaseback Transactions shall not limit or prohibit transactions between or among Restricted Subsidiaries that fall within the definition of "Sale/Leaseback Transactions."

         SECTION 4.12. LIMITATION ON CONDUCT OF BUSINESS OF THE COMPANY. The Company shall not own any material assets or other property (other than the Intercompany Notes, other notes payable to it and Temporary Cash Investments) or engage in any trade or conduct any business activities other than treasury, cash management, hedging and cash pooling activities and those incidental thereto. The Company will not Incur any material liabilities or obligations other than its obligations pursuant to the Securities, the Credit Agreement, the Cash Flow Notes and other Indebtedness as permitted under this Indenture and pursuant to business activities permitted by this Section and entered into in the ordinary course.

         SECTION 4.13. LIMITATION ON SALE OF THE CAPITAL STOCK OF THE COMPANY. For so long as any of the Securities are outstanding, the Company shall continue to be, directly or indirectly, a Wholly Owned Subsidiary of UCAR International.


         SECTION 4.14. FUTURE GUARANTORS AND INTERCOMPANY NOTE OBLIGORS. (a) UCAR International shall cause each domestic Restricted Subsidiary (other than (i) Graftech, for so long as Graftech is a Restricted Subsidiary and the Capital Stock of Graftech is not 100% owned, either directly or indirectly, by UCAR International, (ii) Union Carbide Grafito, Inc. and (iii) GENCO) that Incurs any Indebtedness after the Issue Date to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in Article 10 of this Indenture.

         (b) UCAR International shall cause UCAR Electrodos, after the completion of the Realignment insofar as the Realignment relates to it, and UCAR S.p.A., after the repayment of the Secured Intercompany Note issued by it, and each Foreign Restricted Subsidiary that receives an Intercompany Loan from the sale of Additional Securities from the Company to, at the time of such completion, repayment, or receipt, respectively, execute and deliver to the Company an Intercompany Note in the principal amount equal to the principal amount of its Secured Intercompany Note at such time or the portion of the gross proceeds received by such Foreign Restricted Subsidiary, respectively. With respect to gross proceeds of this offering received by the Company on the Issue Date that are not loaned to a Foreign Restricted Subsidiary on the Issue Date, such proceeds shall be invested only in Temporary Cash Investments or used to reduce the Company's borrowings under the Revolving Credit Facility, until such time as such proceeds are loaned in the form of an Intercompany Loan; PROVIDED that at least $31.0 million of capacity shall be retained and not drawn under the Revolving Credit Facility during such period. The Company shall, at the same time that such an Intercompany Note is issued to it, pledge and deliver to the Trustee such Intercompany Note, subject to the limitation that at no time will the combined value of the pledged portion of any Foreign Restricted Subsidiary's Intercompany Note and Intercompany Note Guarantee exceed 19.99% of the principal amount of the then outstanding Securities. The Company shall use its commercially reasonable best efforts (1) to complete the Realignment as it relates to UCAR Electrodos and (2) to cause UCAR S.p.A. to repay the Secured Intercompany Note issued by UCAR S.p.A., in each case, within 90 days after the Issue Date.

         (c) UCAR International shall, to the extent permitted by applicable law, cause each Foreign Restricted Subsidiary that Guarantees a secured note under the Credit Agreement of another Foreign Restricted Subsidiary after the Issue Date, to, at the same time, execute and deliver to the Company a written instrument, substantially in the form attached hereto as Exhibit 3 hereto, pursuant to which such Foreign Restricted Subsidiary will Guarantee payment of the Intercompany Note of such other Foreign Restricted Subsidiary. The Company shall, at the same time, grant to the Trustee a perfected security interest in such Intercompany Note Guaranty pursuant to Article 13, subject to the limitation that at no time will the combined value of the pledged portion of any Foreign Restricted Subsidiary's Intercompany Note and Intercompany Note Guarantee exceed 19.99% of the principal amount of the then outstanding Securities.

         (d) If at any time an Intercompany Note Maker executes and delivers to the Company a new Intercompany Note or increases the principal amount of an existing Intercompany Note, to the extent that an existing Intercompany Note Guaranty does not extend to such new or increased Intercompany Note, then UCAR International shall cause each Intercompany Note Guarantor that has issued, immediately prior to such execution and delivery, an Intercompany Note Guaranty in respect of the obligation of such Intercompany Note Maker under an Intercompany Note, to, at the same time, execute and deliver to the Company a written instrument, substantially in the form attached hereto as Exhibit 3 hereto, pursuant to which such Intercompany Note Guarantor will Guarantee the new Intercompany Note or the new obligations under the existing Intercompany Note. The Company shall, at the same time, grant to the Trustee a perfected security interest in such

         Intercompany Note Guaranty pursuant to Article 13, subject to the limitation that at no time will the combined value of the pledged portion of any Foreign Restricted Subsidiary's Intercompany Note and Intercompany Note Guarantee exceed 19.99% of the principal amount of the then outstanding Securities.

         For purposes of this Indenture and the Graftech Pledge Agreement, the terms "combined value" and "value" when used with respect to a pledge of shares (or other securities), notes or guarantees of any issuer thereof, shall be deemed to mean principal amount, par value or book value thereof as carried by UCAR International, or the market value thereof, whichever is greatest, so that, after giving effect to the 19.99% limitation referred to in this Section 4.14, and in Article 12, Article 13 and the Graftech Pledge Agreement, the shares (or other securities), notes and guarantees of each issuer of any thereof do not constitute a substantial portion of the collateral for the then outstanding Securities within the meaning of Rule 3-16 under Regulation S-X adopted by the SEC, as interpreted by the SEC or its staff, or any successor rule, regulation, order, interpretation or statute.

         SECTION 4.15. COMPLIANCE CERTIFICATE. UCAR International shall deliver to the Trustee within 120 days after the end of each fiscal year an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers, which for the purposes of this Section 4.15 must be signed by at least one of the Chief Executive Officer, the Chief Financial Officer or Chief Accounting Officer, of UCAR International they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action UCAR International and the Company are taking or propose to take with respect thereto. UCAR International and the Company also shall comply with TIA ss. 314(a)(4).

         SECTION 4.16. FURTHER INSTRUMENTS AND ACTS. Upon reasonable request of the Trustee, UCAR International and the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE 5

                                SUCCESSOR COMPANY
                                -----------------

         SECTION 5.01. WHEN THE COMPANY, THE GUARANTORS AND THE INTERCOMPANY NOTE OBLIGORS MAY MERGE OR TRANSFER ASSETS. (a) UCAR International shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

               (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not UCAR International) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of UCAR International under the Securities and this Indenture;

               (2) immediately after giving PRO FORMA effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

               (3) immediately after giving PRO FORMA effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

               (4) immediately after giving PRO FORMA effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of UCAR International immediately prior to such transaction;

               (5) UCAR International shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

               (6) UCAR International shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred,

PROVIDED, HOWEVER, that clauses (3) and (4) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to UCAR International or (B) UCAR International merging with an Affiliate of UCAR International solely for the purpose and with the sole effect of reincorporating UCAR International in another jurisdiction.

         The foregoing limitation shall not prohibit any pledge of assets of UCAR International under the Credit Agreement.

         The Successor Company will be the successor to UCAR International and shall succeed to, and be substituted for, and may exercise every right and power of, UCAR International under this Indenture, and UCAR International, except in the case of a lease, shall be released from its guaranty of the Company's obligations under the Securities and this Indenture.

         (b) UCAR International shall not permit UCAR Global, UCAR Carbon or the Company to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its respective assets to any Person unless:

               (1) the Successor Company (if not UCAR Global, UCAR Carbon or the Company, as the case may be) shall be a Person organized and existing under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of UCAR Global, UCAR Carbon or the Company, as the case may be, if any, under the Securities and this Indenture;

               (2) immediately after giving effect to such transaction or transactions on a PRO FORMA basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing;

               (3) UCAR Global, UCAR Carbon or the Company, as the case may be, deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture; and

               (4) UCAR Global, UCAR Carbon or the Company, as the case may be, shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

         The foregoing limitation shall not prohibit any pledge of assets of UCAR Global, UCAR Carbon or the Company, as the case may be, under the Credit Agreement or this Indenture.

         The resulting, surviving or transferee Person will be the successor to UCAR Global, UCAR Carbon or the Company, as the case may be, and shall succeed to, and be substituted for, and may exercise every right and power of, UCAR Global, UCAR Carbon or the Company, as the case may be, under the Securities and this Indenture, and UCAR Global, UCAR Carbon or the Company, as the case may be, except in the case of a lease, shall be released from, in the case of the Company, the obligation to pay the principal of and interest on the Securities and, in the case of UCAR Global and UCAR Carbon, their respective Guaranty of the Company's obligations under the Securities and this Indenture.

         (c) UCAR International shall not permit any Subsidiary Guarantor or Intercompany Note Obligor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

               (1) except in the case of a Subsidiary Guarantor or Intercompany Note Obligor that has been disposed of in its entirety to another Person (other than to UCAR International or an Affiliate of UCAR International), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith UCAR International provides an Officers' Certificate to


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                                                                              79


          the Trustee to the effect that UCAR International will comply with its obligations under Section 4.06 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary Guarantor or Intercompany Note Obligor) expressly assumes, by a written instrument, in a form reasonably satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor or Intercompany Note Obligor, if any, under its Subsidiary Guaranty, Intercompany Note Guaranty or Intercompany Note, as the case may be;

               (2) immediately after giving effect to such transaction or transactions on a PRO FORMA basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

               (3) UCAR International delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such written instrument, if any, complies with this Indenture.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES
                              ---------------------

         SECTION 6.01. EVENTS OF DEFAULT. An "Event of Default" occurs if:

               (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

               (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise, or (ii) fails to purchase Securities when required pursuant to this Indenture or the Securities;

               (3) the Company, any Guarantor or any Intercompany Note Obligor fails to comply with Section 5.01;

               (4) UCAR International or the Company fails to comply with
          Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11,
          4.12, 4.13, 4.14 or Article 11 (other than a failure to purchase Securities when required under Section 4.06, 4.09 or 11.03) and such failure continues for 30 days after the notice specified below;

               (5) the Company or any Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

               (6) Indebtedness of the Company, any Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million, or its foreign currency equivalent at the time;

               (7) the Company, any Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                    (A) commences a voluntary case;

                    (B) consents to the entry of an order for relief against it in an involuntary case;

                    (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                    (D) makes a general assignment for the benefit of its
               creditors;

or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company, any Guarantor or any Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Company, any Guarantor or any Significant Subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of the Company, any Guarantor or any Significant Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

          (9) any judgment or decree for the payment of money in excess of $10.0 million (or its foreign currency equivalent at the time) above the coverage under applicable insurance policies and indemnities as to which the relevant insurer or indemnities has not disclaimed responsibility is entered against the Company, any Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged or waived or does not have the execution thereof effectively stayed (including by agreement) within 10 days after the notice specified below;

          (10) any Guaranty, Intercompany Note Guaranty or Intercompany Note ceases to be in full force and effect (other than in accordance with the terms of such Guaranty, such Intercompany Note Guaranty or such Intercompany Note) or any Guarantor or Intercompany Note Obligor denies or disaffirms its obligations under its Guaranty, its Intercompany Note Guaranty or its Intercompany Note, as the case may be; or

          (11) the Trustee, at any time, ceases to have a perfected security interest in the Intercompany Notes or the Intercompany Note Guaranties; or the Collateral Agent, at any time, ceases to have a perfected security interest in the Pledged Graftech Stock; or any Intercompany Note has been prepaid except in accordance with such Intercompany Note or Article 11.

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11, UNITED STATES CODE, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clauses (4), (5) or (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company and UCAR International of the Default and the Company or UCAR International does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         UCAR International shall cause the Company to deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6), (10) or (11) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action UCAR International and the Company are taking or propose to take with respect thereto.

         SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to UCAR International or the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all of the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to UCAR International or the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration and if all payments (including fees and expenses) due to the Trustee have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate principal amount of the Securities outstanding by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Securities outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

         SECTION 6.06. LIMITATION ON SUITS. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Securities outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Securities outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

         SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.07, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07 or any other provision of this Indenture;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          THIRD: to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

         SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. UCAR International and the Company (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of UCAR International and the Company (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE
                                     -------

         SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         SECTION 7.02. RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute wilful misconduct or negligence.

         (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

         SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest in respect of the Holders, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

         SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Securityholders. Subject to this Section 7.05, the Trustee shall promptly send any such notice to the Collateral Agent.

         SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07. COMPENSATION AND INDEMNITY. UCAR International shall cause the Company to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. UCAR International shall cause the Company to reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. UCAR International and the Company shall jointly and severally indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify UCAR International promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify UCAR International shall not relieve UCAR International or the Company of their obligations hereunder. UCAR International and the Company shall defend the claim and the Trustee may have separate counsel and UCAR International shall pay the reasonable fees and expenses of such counsel. Neither UCAR International nor the Company need pay for any settlement made without the consent of UCAR International, which consent shall not be unreasonably withheld. Neither UCAR International nor the Company need reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

         To secure UCAR International's and the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

         UCAR International's and the Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to UCAR International or the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by giving notice to UCAR International or the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by giving notice to the Trustee and may appoint a successor Trustee. UCAR International shall cause the Company to remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), UCAR International shall cause the Company to promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, UCAR International's and the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

         SECTION 7.12. TRUSTEE'S DEALINGS WITH THE COLLATERAL AGENT. (a) The Company hereby authorizes and directs the Trustee to enter into the Graftech Pledge Agreement substantially in the form attached hereto as Exhibit 4, and to appoint JP Morgan Chase Bank as Collateral Agent. In connection with the Trustee executing, delivering, performing and observing any terms of the Graftech Pledge Agreement, the Trustee shall be protected by all of the immunities, exculpations, rights, powers, protections and indemnities set forth in the Indenture. The Trustee shall have no liability for any actions or omissions of the Collateral Agent. The Trustee shall have no duty or obligation to review or evaluate the terms of the Graftech Pledge Agreement and shall have no responsibility for its sufficiency for any purpose.

         (b) The Company hereby authorizes and directs the Trustee to enter into the Lien Subordination Agreement substantially in the form attached hereto as
Exhibit 5. In connection with the Trustee executing, delivering, performing and observing any terms of the Lien Subordination Agreement, the Trustee shall be protected by all of the immunities, exculpations, rights, powers, protections and indemnities set forth in the Indenture. The Trustee shall have no duty or obligation to review or evaluate the terms of the Lien Subordination Agreement and shall have no responsibility for its sufficiency for any purpose.


                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE
                       ----------------------------------

          SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to
Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company or UCAR International, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c) and 8.02, the Company, the Guarantors and the Intercompany Note Obligors at any time may terminate (1) all their obligations under the Securities, this Indenture, the Graftech Pledge Agreement, the Lien Subordination Agreement and the Intercompany Note Obligations ("legal defeasance option") or (2) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and Article 11 and
the operation of Sections 6.01(4), 46.01(6), 6.01(7), 6.01(8), 6.01(9), 6.01(10)
and 6.01(11) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Sections 5.01(a)(3) and (4) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9), 6.01(10) and 6.01(11)
(but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(3) or (4). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor shall be released from all its obligations with respect to its Guaranty or the Lien Subordination Agreement and the pledge of the Intercompany Note Guaranties, the Intercompany Notes and the Pledged Graftech Stock will be released.

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          SECTION 8.02. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to UCAR International or the Company occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other agreement binding on UCAR International or the Company;

          (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

          Before or after a deposit, the Company may make arrangements reasonably satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

          SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

          SECTION 8.04. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

          SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. UCAR International or the Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of
any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article 8; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   AMENDMENTS
                                   ----------

          SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company, the Guarantors and the Trustee may amend this Indenture, the Securities, the Graftech Pledge Agreement, the Lien Subordination Agreement, any Intercompany Note or any Intercompany Note Guaranty without notice to or consent of any Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article 5;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (4) to add Guarantees or Intercompany Notes with respect to the Securities, including any Subsidiary Guaranties and Intercompany Note Guaranties, or to secure the Securities;

          (6) to add to the covenants of the Company, any Guarantor or any Intercompany Note Obligor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company, any Guarantor or any Intercompany Note Obligor;

          (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

          (8) to make changes to the Intercompany Notes or the Intercompany Note Guaranties permitted under the terms of the Intercompany Notes and the Intercompany Note Guaranties, as applicable; or

          (9) to make any change that does not adversely affect the rights of any Securityholder.

          After an amendment under this Section becomes effective, UCAR International shall cause the Company to mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.02. WITH CONSENT OF HOLDERS. The Company, the Guarantors, the Intercompany Note Obligors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Security;

          (3) reduce the principal amount of or extend the Stated Maturity of any Security;

          (4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
     Article 3;

          (5) make any Security payable in money other than that stated in the Security;

          (6) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders;

          (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section;

          (8) impair the right of any Holder of the Securities to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

          (9) make any change that would adversely affect the Securityholders to the Graftech Pledge Agreement, the Lien Subordination Agreement, any Guaranty, any Intercompany Note Guaranty or any Intercompany Note, in each case except as expressly permitted by its terms.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section becomes effective, UCAR International shall cause the Company to mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          SECTION 9.07. PAYMENT FOR CONSENT. Neither UCAR International nor any Affiliate of UCAR International shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                                   GUARANTIES
                                   ----------

          SECTION 10.01. GUARANTIES. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

          Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Guarantor hereunder shall not be affected by: (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
(e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) except as set forth in
Section 10.06, any change in the ownership of such Guarantor.

          Each Guarantor further agrees that its Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

          Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

          Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of UCAR International or the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Obligations, (2) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (3) all other monetary Obligations of the Company to the Holders and the Trustee.

          Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

          Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

          SECTION 10.02. LIMITATION OF LIABILITY. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by UCAR Global, UCAR Carbon or any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 10.03. SUCCESSORS AND ASSIGNS. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 10.04. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

          SECTION 10.05. MODIFICATION. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 10.06. RELEASE OF SUBSIDIARY GUARANTOR. Upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than a sale or disposition to UCAR International or an Affiliate of UCAR International), such Subsidiary Guarantor shall be deemed released from all obligations under this Article 10 without any further action required on the part of the Trustee or any Holder. At the request and expense of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

          Upon (1) the merger or consolidation of a Subsidiary Guarantor with or into, or the dissolution and liquidation of a Subsidiary Guarantor into, a Restricted Subsidiary that is or becomes a Subsidiary Guarantor or another Person that Guarantees the Securities or (2) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary as permitted by this Indenture, PROVIDED that in the case of subclause (2) such Subsidiary Guarantor does not Guarantee any Indebtedness under the Credit Agreement from and after such designation, such Subsidiary Guarantor shall be released from all obligations under this
Article 10 without any further action required on the part of the Trustee or any Holder. At the request and expense of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

          SECTION 10.07. CONTRIBUTION. Each Guarantor (other than UCAR International) that makes a payment under its Guaranty shall be entitled upon payment in full of all Guaranteed Obligations to a contribution from each other Guarantor (other than UCAR International) in an amount equal to such other Subsidiary Guarantor's PRO RATA portion of such payment based on the respective net assets of all the Guarantors (other than UCAR International) at the time of such payment determined in accordance with GAAP.

                                   ARTICLE 11

               INTERCOMPANY NOTES AND INTERCOMPANY NOTE GUARANTIES
               ---------------------------------------------------

          SECTION 11.01. PREPAYMENT OF INTERCOMPANY NOTES. (a) UCAR International shall not permit any Intercompany Note Maker to prepay any Intercompany Note, and the Company shall not accept proceeds from such prepayment, unless such proceeds are (1) Invested in or loaned to a Guarantor, (2) loaned to a Foreign Restricted Subsidiary that simultaneously issues an Intercompany Note, which the Company thereafter pledges to the Trustee in accordance with the provisions in Article 12 or (3) applied to a mandatory offer to purchase Securities in compliance with
Section 11.03.

          (b) Notwithstanding Section 11.01(a), UCAR S.p.A. shall be entitled to prepay its Intercompany Note if the Company uses the proceeds of such prepayment
(1) in accordance with Section 11.01(a) or (2) to prepay the term loans under the Credit Agreement.

          SECTION 11.02. LIMITATION OF LIABILITY. Any term or provision of this Indenture, Intercompany Note or Intercompany Note Guaranty notwithstanding, the maximum aggregate amount of the obligations of the Intercompany Note Obligors shall not exceed the maximum amount that can be issued or guaranteed, as the case may be, without rendering this Indenture (as it relates to such Intercompany Note Obligor), any Intercompany Note or any Intercompany Note Guaranty voidable under applicable law relating to fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 11.03. EXCESS INTERCOMPANY NOTE PREPAYMENT PROCEEDS PURCHASE OFFER. (a) If, at any time, the Company has Excess Intercompany Note Prepayment Proceeds, then no later than the 10th day following the receipt of the Intercompany Note prepayment proceeds, the Company will apply such Excess Intercompany Note Prepayment Proceeds:

          (1) FIRST, to the extent of such Excess Intercompany Note Prepayment Proceeds, to make an offer to the Holders of the Securities to purchase Securities pursuant to and subject to the conditions contained in this
     Section 11.03 (an "Excess Intercompany Note Prepayment Proceeds Offer");
     and

          (2) SECOND, to the extent of the balance of such Excess Intercompany Note Prepayment Proceeds after application in accordance with clause (1), to any other application or use not prohibited by this Indenture.

     (b) In the event of an Excess Intercompany Note Prepayment Proceeds
Offer, the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities at a purchase price of 100% of the principal amount, plus accrued but unpaid interest in accordance with the procedures (including prorating in the event of oversubscription) set forth in
Section 11.03(c). If the aggregate purchase price of Securities tendered pursuant to such offer is less than the Excess Intercompany Note Prepayment Proceeds, the Company will be entitled to apply the remaining Excess Intercompany Note Prepayment Proceeds in accordance with Section 11.03(a)(2) above. The Company will not be required to make an Excess Intercompany Note Prepayment Proceeds Offer to purchase Securities pursuant to this Section 11.03 if the Excess Intercompany Note Prepayment Proceeds available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Excess Intercompany Note Prepayment Proceeds from any subsequent receipt of Intercompany Note prepayment proceeds).

          (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Excess Intercompany Note Prepayment Proceeds Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have its Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 11.03(b) in the event the Excess Intercompany Note Prepayment Proceeds Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Excess Intercompany Note Prepayment Proceeds Purchase Date") and shall contain such information concerning the business of UCAR International which UCAR International in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of UCAR International, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of UCAR International filed subsequent to such Quarterly Report which may be incorporated by reference (or corresponding successor reports) and (B) a description of material developments in UCAR International's business subsequent to the date of the latest of such Reports) and all instructions and materials necessary to tender Securities pursuant to the Excess Intercompany Note Prepayment Proceeds Offer, together with the information contained in clause
(3).

          (2) Not later than the date upon which written notice of an Excess Intercompany Note Prepayment Proceeds

Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to the amount of the Excess Intercompany Note Prepayment Proceeds Offer (the "Excess Intercompany Note Prepayment Proceeds Offer Amount"). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Excess Intercompany Note Prepayment Proceeds Purchase Date or on the Excess Intercompany Note Prepayment Proceeds Purchase Date if funds are immediately available by open of business, an amount equal to the Excess Intercompany Note Prepayment Proceeds Offer Amount to be held for payment in accordance with the provisions of this Section 11.03. Upon the expiration of the period for which the Excess Intercompany Note Prepayment Proceeds Offer remains open (the "Excess Intercompany Note Prepayment Proceeds Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Intercompany Note Prepayment Proceeds Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Excess Intercompany Note Prepayment Proceeds Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Excess Intercompany Note Prepayment Proceeds Offer Period for use or application in any manner permitted by this Indenture.

          (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Excess Intercompany Note Prepayment Proceeds Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Excess Intercompany Note Prepayment Proceeds Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.



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                                                                             107


          (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 11.03. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

     (d) UCAR International and the Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 11.03. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 11.03, UCAR International and the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 11.03 by virtue of their compliance with such securities laws or regulations.

                                   ARTICLE 12

                           PLEDGED INTERCOMPANY NOTES
                           --------------------------

          SECTION 12.01. GRANT OF SECURITY INTEREST. (a) To secure the full and punctual payment when due and the full and punctual performance of the Company's Obligations under this Indenture and the Securities (the "Secured Obligations"), the Company hereby grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in all its right, title and interest in and to the following, other than such of the following which are released from the Lien of this Indenture pursuant to Section 12.05:

          (i) all Intercompany Notes now owed to or hereafter executed and delivered to the Company by an Intercompany Note Maker, which on the date hereof are identified on Schedule I hereto;

          (ii) all certificates representing any of the Intercompany Notes; and

          (iii) all cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing;

PROVIDED, HOWEVER, that such security interest in any Intercompany Note issued by an Intercompany Note Obligor, shall be limited at any time to that portion of such Intercompany Note which value does not exceed, combined with the value of any security interest in any Intercompany Note Guaranty issued by such Intercompany Note Obligor, 19.99% of the principal amount of the then outstanding Securities issued by the Company (such pledged portion of the Intercompany Notes, the "Pledged Intercompany Notes").

          SECTION 12.02. DELIVERY OF COLLATERAL. Any and all cash, certificates or instruments representing or evidencing the Pledged Intercompany Notes including the unpledged portion of any Intercompany Notes and any amendments to the Intercompany Notes, shall be delivered by the Company to and held by or on behalf of the Trustee and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Trustee. The Trustee shall have the right, at any time after the occurrence and during the continuance of an Event of Default, in its discretion and without notice to the Company, to transfer to or to register in the name of the Trustee or any of its nominees any or all the Pledged Intercompany Notes. In addition, the Trustee shall have the right, at any time after the occurrence and during the continuance of an Event of Default, to exchange certificates or instruments representing or evidencing Pledged Intercompany Notes for certificates or instruments of different denominations. The Trustee shall have no duty or obligation to monitor or compel compliance by the Company of the Company's obligation to deliver the Intercompany Notes to the Trustee.

          SECTION 12.03. RECORDING. (a) UCAR International and the Company will take or cause to be taken all action, insofar as it relates to recording, required to maintain, preserve and protect the Lien on the Pledged Intercompany Notes granted by this Indenture, including causing the appropriate documentation specified by Article 9 of the Uniform Commercial Code (the "UCC-1 Financing Statement") to be promptly filed as required by Article 9 of the Uniform Commercial Code and at all times to be filed, and will execute and file or cause to be executed and filed statements, amendments, continuation statements and other instruments of further assurance, all in such manner and in such places and at such times as are prescribed in this Indenture or as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture to the Pledged Intercompany Notes.

          UCAR International and the Company will from time to time promptly pay and discharge all filing fees, charges and taxes relating to the filing of the UCC-1 Financing Statement, any amendments thereto and any other instruments of further assurance described in the preceding paragraph.

          SECTION 12.04. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants on the Issue Date as follows:

               (a) the Company is the Payee (as defined in the Intercompany
          Note) of the Intercompany Notes described in Schedule I, free and clear of any Lien, except for the Lien created by this Indenture;

               (b) the Company has full corporate power, authority and legal right to pledge all the Pledged Intercompany Notes pledged by it pursuant to this Indenture;

               (c) each of the Intercompany Notes described on Schedule I has been duly authorized, executed and delivered by the respective Intercompany Note Makers;

               (d) the Company has duly delivered the Intercompany Notes to the Trustee for the benefit of the Holders of the Securities; and

               (e) the pledge and delivery of the Intercompany Notes in accordance with the terms of this Article 12 creates a valid and perfected first priority Lien on the Pledged Intercompany Notes securing the payment and performance of the Secured Obligations.

          SECTION 12.05. FURTHER ASSURANCES. The Company agrees that at any time and from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Trustee may reasonably request in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Intercompany Notes. Without limiting the foregoing, the Company shall, (i) at the time an Intercompany Note is issued after the Issue Date by an Intercompany Note Maker pursuant to Section 4.14(b), deliver such Intercompany Note to the Trustee, and pledge such Intercompany Note to the Trustee, for the benefit of the Holders, subject to the limitation that the value of the pledged portion of such Intercompany Note at any time does not exceed, when combined with the value of the pledged portion at such time of any Intercompany Note Guaranty issued by such Intercompany Note Maker, 19.99% of the principal amount of the Securities then outstanding and provide to the Trustee a revised Schedule I, and (ii) at the time of any release of Pledged Intercompany Notes pursuant to Section 12.05, provide to the Trustee a revised
Schedule I. Any such revised Schedule shall reflect any changes made necessary by the applicable acquisition or release, at which time the Company shall be deemed to make the representations and warranties set forth in paragraphs (a) through (e) of Section 12.03 with respect to such Schedule, as so revised.

          SECTION 12.06. INTEREST; VOTING RIGHTS; RELEASE OF COLLATERAL. (a) As long as no Default shall have occurred and be continuing and until written notice thereof from the Trustee to the Company, the Company shall be entitled to receive and retain all interest payments and other distributions paid in respect of the Intercompany Notes; PROVIDED, HOWEVER, that the provisions of this Indenture, including Section 4.05, shall in all respects govern the Company's use or other disposition of such cash or other property. Any interest payments or distributions delivered to or otherwise held by the Trustee pursuant to this
Section 12.05 shall be invested, at the written direction of the Company, by the Trustee in Temporary Cash Investments.

          (b) Upon the occurrence and during the continuance of a Default and upon written notice thereof from the Trustee to the Company, the Trustee shall be entitled to receive and retain all interest paid and distributions made in respect of the Pledged Intercompany Notes, whether so paid or made before or after any Default. Any such interest shall, if received by the Company, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of the Company, and be forthwith delivered to the Trustee in the same form as so received (with any necessary endorsement). Payments received on an Intercompany Note following a Default shall be deemed to be paid on and attributable to FIRST, the pledged portion of such Intercompany Note and SECOND, the unpledged portion of such Intercompany Note.

          (c) As long as no Default shall have occurred and be continuing and until written notice thereof from the Trustee to the Company, the Company shall be entitled to exercise any and all consensual rights relating to the Intercompany Notes or any part thereof for any purpose; PROVIDED, HOWEVER, that no consent, waiver or ratification given or action will be taken, which would be inconsistent with or violate any provision of this Indenture, the Securities or the Intercompany Notes.

          (d) Upon the occurrence and during the continuance of a Default, all rights of the Company to exercise the consensual rights relating to the Intercompany Notes that it would otherwise be entitled to exercise pursuant to
Section 12.05(c) shall cease upon notice from the Trustee to the Company and upon the giving of such notice all such rights shall thereupon be vested in the Trustee who shall thereupon have the sole right to exercise such consensual rights.

          (e) In order to permit the Trustee to exercise the consensual rights which it may be entitled to exercise pursuant to Section 12.05(d), and to receive all interest payments and distributions which it may be entitled to receive under Section 12.05(b), the Company shall, if necessary, upon written notice of the Trustee, from time to time execute and deliver to the Trustee such instruments as the Trustee may reasonably request.

          (f) Notwithstanding anything to the contrary in this Article 12, upon satisfaction by the Company of the conditions set forth in Article 8 to its legal defeasance option, its covenant defeasance option or to the discharge of this Indenture, the Lien of this Indenture on all the Pledged Intercompany Notes shall be released without any further action on the part of the Trustee or any other Person. At the request of the Company, the Trustee shall execute and deliver appropriate instruments evidencing any release pursuant to this Section 12.05(f).

          SECTION 12.07. TRUSTEE APPOINTED ATTORNEY-IN-FACT. The Company hereby appoints the Trustee as its attorney-in-fact, with full authority in the place and stead of the Company, and in the name of the Company or otherwise, from time to time in the Trustee's discretion but only after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Trustee may deem necessary or advisable in order to accomplish the purposes of this Article 12, including to receive, endorse and collect all instruments made payable to the Company representing any dividend, interest payment or other distribution in respect of the Pledged Intercompany Notes or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

          SECTION 12.08. TRUSTEE MAY PERFORM. If the Company fails to perform any agreement contained in this Article 12, the Trustee may itself (but shall not be obligated to) perform, or cause performance of, such agreement, and the reasonable expenses of the Trustee incurred in connection therewith shall be payable by the Company under Section 7.07.

          SECTION 12.09. TRUSTEE'S DUTIES. The powers conferred on the Trustee under this Article 12 are solely to protect its interest in the Pledged Intercompany Notes and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Intercompany Notes in its possession and the accounting for moneys actually received by it under this
Article 12, the Trustee shall have no duty as to any Pledged Intercompany Notes or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Intercompany Notes.

          SECTION 12.10. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing, the Trustee may exercise in respect of the Pledged Intercompany Notes, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies provided a secured party upon the default of a debtor under the Uniform Commercial Code at that time, and the Trustee may also, without notice except as specified below, sell the Pledged Intercompany Notes or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, upon such terms as the Trustee may determine to be commercially reasonable, and the Trustee or any Securityholder may be the purchaser of any or all the Pledged Intercompany Notes so sold and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Company agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Pledged Intercompany Notes regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Trustee shall incur no liability as a result of the sale of the Pledged Intercompany Notes, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Company hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Pledged Intercompany Notes may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Pledged Intercompany Notes to more than one offeree.

          The Company recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Pledged Intercompany Notes, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Company acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay the sale of any of the Pledged Intercompany Notes for the period of time necessary to permit the Company to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Company would agree to do so.

          SECTION 12.11. APPLICATION OF PROCEEDS. Upon the occurrence and during the continuance of an Event of Default and after the acceleration of the Securities pursuant to Section 6.02 (so long as such acceleration has not been rescinded), any cash held by the Trustee as Pledged Intercompany Notes and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Intercompany Notes, shall be applied by the Trustee in the manner specified in Section 6.10.

          SECTION 12.12. CONTINUING LIEN. Except as provided in Section 12.05, this Indenture shall create a continuing Lien on the Pledged Intercompany Notes that shall (1) remain in full force and effect until payment in full of the Securities, (2) be binding upon the Company and its successors and assigns and
(3) enure to the benefit of the Trustee and its successors, transferees and assigns.

          SECTION 12.13. CERTIFICATES AND OPINIONS. The Company shall comply with (a) TIA ss. 314(b), relating to Opinions of Counsel regarding the Lien created by this Article 12 and (b) TIA ss. 314(d), relating to the release of

Pledged Intercompany Notes from the Lien created by this Article 12 and Officers' Certificates or other documents regarding fair value of the Pledged Intercompany Notes, to the extent such provisions are applicable. Any certificate or opinion required by TIA ss. 314(d) may be executed and delivered by an Officer of the Company to the extent permitted by TIA ss. 314(d).

          SECTION 12.14. ADDITIONAL AGREEMENTS. The Company agrees that, upon the occurrence and during the continuance of a Default hereunder, it will, at any time and from time to time, upon the written request of the Trustee, use its commercially reasonable best efforts to take or to cause the Intercompany Note Makers and the issuers of any other securities distributed in respect of the Intercompany Notes (collectively with the Intercompany Notes, the "Pledged Securities") to take such action and prepare, distribute or file such documents, as are required or advisable in the reasonable opinion of counsel for the Trustee to permit the public sale of such Pledged Securities. The Company further agrees to indemnify, defend and hold harmless the Trustee, each Holder, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses of legal counsel to the Trustee), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Company or the issuer of such Pledged Securities by the Trustee or any Holder expressly for use therein. The Company further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be required by law and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Company will bear all costs and expenses of carrying out its obligations under this Section
12.13. The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 12.13 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 12.13 may be specially enforced.

                                   ARTICLE 13

                      PLEDGED INTERCOMPANY NOTE GUARANTIES
                      ------------------------------------

          SECTION 13.01. GRANT OF SECURITY INTEREST. (a) To secure the full and punctual payment when due and the full and punctual performance of the Secured Obligations, the Company hereby grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in all of its right, title and interest in and to the following, other than such of the following which are released from the Lien of this Indenture pursuant to Section 13.05:

               (i) all Intercompany Note Guaranties now or hereafter executed and delivered to the Company by an Intercompany Note Guarantor, which on the date of hereof are identified in Schedule II hereto; and

               (ii) all cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for the foregoing;

PROVIDED, HOWEVER, that such security interest in each Intercompany Note Guaranty shall be limited at any time to that portion of each Intercompany Note Guaranty which value does not exceed, combined with the value of any security interest in any Intercompany Note issued by such Intercompany Note Guarantor, 19.99% of the principal amount of the then outstanding Securities issued by the Company (such pledged portion of the Intercompany Note Guaranties, the "Pledged Intercompany Note Guaranties").

          SECTION 13.02. RECORDING. (a) UCAR International and the Company will take or cause to be taken all action, insofar as it relates to recording, required to maintain, preserve and protect the Lien on the Pledged Intercompany Note Guaranties granted by this Indenture, including causing the appropriate documentation specified by Article 9 of the Uniform Commercial Code (the "UCC-1 Financing Statement") to be promptly filed as required by Article 9 of the Uniform Commercial Code and at all times to be filed, and will execute and file or cause to be executed and filed statements, amendments, continuation statements and other instruments of further assurance, all in such manner and in such places and at such times as are prescribed in this Indenture or as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture to the Pledged Intercompany Note Guaranties.

          UCAR International and the Company will from time to time promptly pay and discharge all filing fees, charges and taxes relating to the filing of the UCC-1 Financing Statement, any amendments thereto and any other instruments of further assurance described in the preceding paragraph.

          SECTION 13.03. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants on the Issue Date as follows:

               (a) the Company is the beneficiary of the Pledged Intercompany Note Guaranties described on Schedule II, free and clear of any Lien, except for the Lien created by this Indenture;

               (b) the Company has full corporate power, authority and legal right to pledge all the Pledged Intercompany Note Guaranties pledged by it pursuant to this Indenture;

               (c) the Pledged Intercompany Note Guaranties described on
          Schedule II have been duly authorized, executed and delivered by an Intercompany Note Guarantor; and

               (d) the pledge and filing of the UCC-1 Financing Statement in accordance with the terms of this Article 13 in the locations described on Schedule II creates a valid and perfected first priority Lien on the Pledged Intercompany Note Guaranties securing the payment and performance of the Secured Obligations.

          SECTION 13.04. FURTHER ASSURANCES. The Company agrees that at any time and from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Trustee may reasonably request in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Intercompany Note Guaranty. Without limiting the foregoing, the Company shall, (i) at the time an Intercompany Note Guaranty is issued by an Intercompany Note Guarantor after the Issue Date pursuant to Sections 4.14(c) and (d), grant to the Trustee, for the benefit of the Holders, a security interest in that portion of the Company's right and interest under such guaranty agreement that does not exceed at any time, when combined with the value of the pledged portion at such time of any Intercompany Note issued by such Intercompany Note Guarantor, 19.99% of the principal amount of the Securities then outstanding, at which time such Intercompany Note Guaranty shall constitute a Pledged Intercompany Note Guaranty, and provide to the Trustee a revised
Schedule II, and (ii) at the time of any release of Pledged Intercompany Note Guaranties pursuant to Section 13.05, provide to the Trustee a revised Schedule
II. Any such revised Schedule shall reflect any changes made necessary by the applicable acquisition or release, at which time the Company shall be deemed to make their representations and warranties set forth in paragraphs (a) through
(d) of Section 13.03 with respect to such Schedule, as so revised.

          SECTION 13.05. PAYMENTS; VOTING RIGHTS; RELEASE OF COLLATERAL. (a) As long as no Default shall have occurred and be continuing and until written notice thereof from the Trustee to the Company, the Company shall be entitled to receive and retain all payments and other distributions paid in respect of the Pledged Intercompany Note Guaranties; PROVIDED, HOWEVER, that the provisions of this Indenture, including Section 4.05, shall in all respects govern the Company's use or other disposition of such cash or other property. Any cash payments or distributions delivered to or otherwise held by the Trustee pursuant to this Section 13.05, shall be invested, at the written direction of the Company, by the Trustee in Temporary Cash Investments.

          (b) Upon the occurrence and during the continuance of a Default and upon written notice thereof from the Trustee to the Company, the Trustee shall be entitled to receive and retain all payments and distributions made in respect of the Pledged Intercompany Note Guaranties, whether so paid or made before or after any Default. Any such payments or distributions shall, if received by the Company, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of the Company, and be forthwith delivered to the Trustee in the same form as so received (with any necessary endorsement). Payments received on an Intercompany Note Guarantee shall be deemed to be paid on and attributable to FIRST, the pledged portion of such Intercompany Note Guarantee and SECOND, the unpledged portion of such Intercompany Note Guarantee.

          (c) As long as no Default shall have occurred and be continuing and until written notice thereof from the


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                                                                             118


Trustee to the Company, the Company shall be entitled to exercise any and all voting and other consensual rights relating to Pledged Intercompany Note Guaranties or any part thereof for any purpose; PROVIDED, HOWEVER, that no vote shall be cast, and no consent, waiver or ratification given or action taken, which would be inconsistent with or violate any provision of this Indenture, the Intercompany Note Guaranties or the Securities.

          (d) Upon the occurrence and during the continuance of a Default, all rights of the Company to exercise the consensual rights that it would otherwise be entitled to exercise pursuant to Section 13.05(c) shall cease upon notice from the Trustee to the Company and upon the giving of such notice all such rights shall thereupon be vested in the Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights.

          (e) In order to permit the Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 13.05(d), and to receive all payments and distributions which it may be entitled to receive under Section 13.05(b), the Company shall, if necessary, upon written notice of the Trustee, from time to time execute and deliver to the Trustee such instruments as the Trustee may reasonably request.

          (f) Notwithstanding anything to the contrary in this Article 13, upon satisfaction by the Company of the conditions set forth in Article 8 to its legal defeasance option, its covenant defeasance option or to the discharge of this Indenture, the Lien of this Indenture on all the Pledged Intercompany Note Guaranties shall be released without any further action on the part of the Trustee or any other Person. At the request of the Company, the Trustee shall execute and deliver appropriate instruments evidencing any release pursuant to this Section 13.05(f).

          SECTION 13.06. TRUSTEE APPOINTED ATTORNEY-IN-FACT. The Company hereby appoints the Trustee as its attorney-in-fact, with full authority in the place and stead of the Company, and in the name of the Company or otherwise, from time to time in the Trustee's discretion but only after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Trustee may deem necessary or advisable in order to accomplish the purposes of this Article 13, including to receive, endorse and collect all instruments made payable to the Company representing any payment or other distribution in respect of the Pledged Intercompany Note Guaranties or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

          SECTION 13.07. TRUSTEE MAY PERFORM. If the Company fails to perform any agreement contained in this Article 13, the Trustee may itself (but shall not be obligated to) perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company under Section 7.07.

          SECTION 13.08. TRUSTEE'S DUTIES. The powers conferred on the Trustee under this Article 13 are solely to protect its interest in the Pledged Intercompany Note Guaranties and shall not impose any duty upon it to exercise any such powers. Except for the accounting for moneys actually received by it under this Article 13, the Trustee shall have no duty as to any Pledged Intercompany Note Guaranty or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Intercompany Note Guaranty.

          SECTION 13.09. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing, the Trustee may exercise in respect of the Pledged Intercompany Note Guaranties, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies provided a secured party upon the default of a debtor under the Uniform Commercial Code at that time, and the Trustee may also, without notice except as specified below, sell the Pledged Intercompany Note Guaranties or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, upon such terms as the Trustee may determine to be commercially reasonable, and the Trustee or any Securityholder may be the purchaser of any or all the Pledged Intercompany Note Guaranties so sold and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Company agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Pledged Intercompany Note Guaranties regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Trustee shall incur no liability as a result of the sale of the Pledged Intercompany Note Guaranties, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Company hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Pledged Intercompany Note Guaranties may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Pledged Intercompany Note Guaranties to more than one offeree.

          The Company recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Pledged Intercompany Note Guaranties, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Company acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agree that any such sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay the sale of any of the Pledged Intercompany Note Guaranties for the period of time necessary to permit the Company to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Company would agree to do so.

          SECTION 13.10. APPLICATION OF PROCEEDS. Upon the occurrence and during the continuance of an Event of Default and after the acceleration of the Securities pursuant to Section 6.02 (so long as such acceleration has not been rescinded), any cash held by the Trustee in respect of the Pledged Intercompany Note Guaranties and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Intercompany Note Guaranties, shall be applied by the Trustee in the manner specified in Section 6.10.

          SECTION 13.11. CONTINUING LIEN. Except as provided in Section 13.05, this Indenture shall create a continuing Lien on the Pledged Intercompany Note Guaranties that shall (1) remain in full force and effect until payment in full of the Securities, (2) be binding upon the Company and its successors and assigns and (3) enure to the benefit of the Trustee and its successors, transferees and assigns.

          SECTION 13.12. CERTIFICATES AND OPINIONS. The Company shall comply with (a) TIA ss. 314(b), relating to Opinions of Counsel regarding the Lien created by this Article 13 and (b) TIA ss. 314(d), relating to the release of Pledged Intercompany Note Guaranties from the Lien created by this Article 13 and Officers' Certificates or other documents regarding fair value of the Pledged Intercompany Note Guaranties, to the extent such provisions are applicable. Any certificate or opinion required by TIA ss. 314(d) may be executed and delivered by an Officer of the Company to the extent permitted by TIA ss. 314(d).

          SECTION 13.13. ADDITIONAL AGREEMENTS. The Company agrees that, upon the occurrence and during the continuance of a Default hereunder, it will, at any time and from time to time, upon the written request of the Trustee, use its commercially reasonable best efforts to take or to cause the Intercompany Note Guarantors to take such action and prepare, distribute or file such documents, as are required or advisable in the reasonable opinion of counsel for the Trustee to permit the public sale of such Pledged Intercompany Note Guaranties. The Company further agrees to indemnify, defend and hold harmless the Trustee, each Holder, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses of legal counsel to the Trustee), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Company or the issuer of such Pledged Intercompany Note Guaranties by the Trustee or any Holder expressly for use therein. The Company further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Intercompany Note Guaranties to qualify, file or register, any of the Pledged Intercompany Note Guaranties under the Blue Sky or other securities laws of such states as may be required by law or keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Company will bear all costs and expenses of carrying out its obligations under this Section
13.13. The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 13.13 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 13.13 may be specially enforced.

                                   ARTICLE 14

                                  MISCELLANEOUS
                                  -------------

          SECTION 14.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 14.02. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or overnight courier (or, for notices among the Company, any Guarantor, any Intercompany Note Obligor and the Trustee, by facsimile followed by delivery by first-class mail) addressed as follows:

if to the Company, any Guarantor or any Intercompany Note Obligor:

                  UCAR International Inc.
                  Brandywine West
                  1521 Concord Pike, Suite 301
                  Wilmington, Delaware 19803

                  Attention of General Counsel and
                               Chief Financial Officer

                       if to the Trustee:

                  State Street Bank and Trust Company
                  2 Avenue de Lafayette
                  Boston, MA 02111

                  Attention of

                  UCAR Finance 10 1/4% Senior Notes due 2012

          The Company, any Guarantor, any Intercompany Note Obligor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 14.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Guarantor, any Intercompany Note Obligor, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

          SECTION 14.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by UCAR International or the Company to the Trustee to take or refrain from taking any action under this Indenture, UCAR International or the Company shall furnish to the Trustee:

               (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 14.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

               (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 14.06. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by UCAR International or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with UCAR International shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 14.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 14.08. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or executive order to close or be closed in the Commonwealth of Massachusetts or the City of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 14.09. SEVERABILITY. Any provision of this Indenture held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 14.10. GOVERNING LAW. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 14.11. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company, any Guarantor or any Intercompany Note Obligor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Guarantor under its Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

          SECTION 14.12. SUCCESSORS. All agreements of UCAR International and the Company in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 14.13. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 14.14. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                 UCAR FINANCE INC.,

                                    by /s/ Walter D. Carter, Jr.
                                       ------------------------------------
                                       Name: Walter D. Carter, Jr.
                                       Title: Assistant Treasurer


                                 UCAR INTERNATIONAL INC.,

                                    by /s/ Walter D. Carter, Jr.
                                       ------------------------------------
                                       Name: Walter D. Carter, Jr.
                                       Title: Assistant Treasurer


                                 UCAR GLOBAL ENTERPRISES INC.,

                                    by /s/ Walter D. Carter, Jr.
                                       ------------------------------------
                                       Name: Walter D. Carter, Jr.
                                       Title: Assistant Treasurer


                                 UCAR CARBON COMPANY INC.,

                                    by /s/ Walter D. Carter, Jr.
                                       ------------------------------------
                                       Name: Walter D. Carter, Jr.
                                       Title: Assistant Treasurer


                                 UCAR COMPOSITES INC.,

                                    by /s/ Walter D. Carter, Jr.
                                       ------------------------------------
                                       Name: Walter D. Carter, Jr.
                                       Title: Assistant Treasurer


                                 UCAR CARBON TECHNOLOGY LLC.,

                                    by /s/ Walter D. Carter, Jr.
                                       ------------------------------------
                                       Name: Walter D. Carter, Jr.
                                       Title: Assistant Treasurer

                                 UCAR HOLDNGS III INC.,

                                    by /s/ Walter D. Carter, Jr.
                                       ------------------------------------
                                       Name: Walter D. Carter, Jr.
                                       Title: Assistant Treasurer


                                 UCAR INTERNATIONAL TRADNG INC.,

                                    by /s/ Walter D. Carter, Jr.
                                       ------------------------------------
                                       Name: Walter D. Carter, Jr.
                                       Title: Attorney-in-fact


                                 UCAR INTERNATIONAL HOLDINGS INC.,

                                    by /s/ Walter D. Carter, Jr.
                                       ------------------------------------
                                       Name: Walter D. Carter, Jr.
                                       Title: Attorney-in-fact


                                 STATE STREET BANK AND TRUST
                                     COMPANY, as Trustee

                                    by /s/ Alison D.B. Nadeau
                                       ------------------------------------
                                       Name: Alison D.B. Nadeau
                                       Title: Assitant Vice President

                                                                       EXHIBIT 1




                      [FORM OF SUPPLEMENTAL INDENTURE TO BE
                 DELIVERED BY ADDITIONAL SUBSIDIARY GUARANTORS]

          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
[ ] among [ ] (the "Additional Subsidiary Guarantor"), a [ ] corporation and a subsidiary of UCAR International Inc., a Delaware corporation (or its permitted successor), UCAR Finance Inc. (the "Company"), the other Guarantors (as defined in the Indenture referred to herein) and State Street Bank and Trust Company, as Trustee under the Indenture (the "Trustee").

                               W I T N E S S E T H

          WHEREAS, the Company and the other Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 15, 2002, providing for the issuance of an aggregate principal amount of $400,000,000 of 10 1/4% Senior Notes due 2012 (the "Notes");

          WHEREAS, in its discretion, UCAR International may have the Additional Subsidiary Guarantor, and Section 4.14 of the Indenture provides that under certain circumstances UCAR International Inc. shall cause the Additional Subsidiary Guarantor to, execute and deliver to the Trustee a Guaranty Agreement pursuant to which the Additional Subsidiary Guarantor will Guarantee payment of the Securities on the same terms and conditions as those set forth in Article 10 of the Indenture; and

          WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Additional Subsidiary Guarantor, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          SECTION 1. CAPITALIZED TERMS. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

          SECTION 2. GUARANTIES. The Additional Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally with the other Guarantors, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities.

          The Additional Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from the Additional Subsidiary Guarantor and that the Additional Subsidiary Guarantor will remain bound under this Supplemental Indenture notwithstanding any extension or renewal of any Obligation.

          The Additional Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Additional Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of the Additional Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, this Supplement Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, this Supplemental Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or
(f) except as set forth in Section 7 of this Supplemental Indenture, any change in the ownership of the Additional Subsidiary Guarantor.

          The Additional Subsidiary Guarantor further agrees that its Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

          Except as expressly set forth in Section 8.01(b) of the Indenture and Sections 3 and 7 of this Supplemental Indenture, the obligations of the Supplemental Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Additional Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, this Supplemental Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Additional Subsidiary Guarantor or would otherwise operate as a discharge of the Additional Subsidiary Guarantor as a matter of law or equity.

          The Additional Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of UCAR International or the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Additional Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Additional Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Obligations, (2) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (3) all other monetary Obligations of the Company to the Holders and the Trustee.

          The Additional Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Additional Subsidiary Guarantor's Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Additional Subsidiary Guarantor for the purposes of this Supplemental Indenture.

          The Additional Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 2.

          SECTION 3. LIMITATION ON LIABILITY. Any term or provision of this Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by the Additional Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Supplemental Indenture, as it relates to the Additional Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 4. SUCCESSORS AND ASSIGNS. This Supplemental Indenture shall be binding upon the Additional Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Supplemental Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Supplemental Indenture.

          SECTION 5. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture at law, in equity, by statute or otherwise.

          SECTION 6. MODIFICATION. No modification, amendment or waiver of any provision of this Supplemental

Indenture, nor the consent to any departure by the Additional Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Additional Subsidiary Guarantor in any case shall entitle the Additional Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 7. RELEASE. Upon the sale or other disposition (including by way of consolidation or merger) of the Additional Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Additional Subsidiary Guarantor (in each case other than a sale or disposition to UCAR International or an Affiliate of UCAR International), the Additional Subsidiary Guarantor shall be deemed released from all obligations under this Supplemental Indenture without any further action required on the part of the Trustee or any Holder. At the request and expense of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

          Upon (1) the merger or consolidation of the Additional Subsidiary Guarantor with or into, or the dissolution and liquidation of the Additional Subsidiary Guarantor into, a Restricted Subsidiary that is or becomes an Additional Subsidiary Guarantor or another Person that Guarantees the Securities or (2) the designation of the Additional Subsidiary Guarantor as an Unrestricted Subsidiary as permitted by the Indenture, PROVIDED that the Additional Subsidiary Guarantor does not Guarantee any Indebtedness under the Credit Agreement from and after such designation, the Additional Subsidiary Guarantor shall be released from all obligations under this Supplemental Indenture without any further action required on the part of the Trustee or any Holder. At the request and expense of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

          SECTION 8. GOVERNING LAW. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 9. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Additional Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or of the Additional Subsidiary Guarantor under its Guaranty, the Indenture or this Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 10. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

          SECTION 11. HEADINGS. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 12. CONTRIBUTION. The Additional Subsidiary Guarantor shall be entitled upon payment in full of all Guaranteed Obligations to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's PRO RATA portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

          IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                 [ADDITIONAL SUBSIDIARY GUARANTOR],

                                    by
                                       ----------------------------------
                                       Name:
                                       Title:


                                 UCAR FINANCE INC.,

                                    by
                                       ----------------------------------
                                       Name:
                                       Title:


                                 UCAR INTERNATIONAL INC.,

                                    by
                                       ----------------------------------
                                       Name:
                                       Title:


                                 UCAR GLOBAL ENTERPRISES INC.,

                                    by
                                       ----------------------------------
                                       Name:
                                       Title:


                                 UCAR CARBON COMPANY INC.,

                                    by
                                       ----------------------------------
                                       Name:
                                       Title:

                                 UCAR COMPOSITES INC.,

                                    by
                                       ----------------------------------
                                       Name:
                                       Title:


                                 UCAR CARBON TECHNOLOGY LLC.,

                                    by
                                       ----------------------------------
                                       Name:
                                       Title:


                                 UCAR INTERNATIONAL TRADNG INC.,

                                    by
                                       ----------------------------------
                                       Name:
                                       Title:


                                 UCAR HOLDINGS III INC.,

                                    by
                                       ----------------------------------
                                       Name:
                                       Title:


                                 UCAR INTERNATIONAL
                                       TRADNG INC.,

                                    by
                                       ----------------------------------
                                       Name:
                                       Title:


                                 UCAR INTERNATIONAL
                                 HOLDINGS INC.,

                                    by
                                       ----------------------------------
                                       Name:
                                       Title:


                                 [Other Subsidiary Guarantor]
                                    by
                                       ----------------------------------
                                       Name:
                                       Title:


                                 STATE STREET BANK AND TRUST
                                 COMPANY, as Trustee,

                                    by
                                       ----------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT 2


                                    [Form of]
                                INTERCOMPANY NOTE

                                                              New York, New York
[US$/EUR][initial term loan amount]                                [Insert Date]


          [         ], a [         ] (the "Payor"), for value received, hereby
unconditionally promises to pay to the order of UCAR FINANCE INC., a Delaware corporation (the "Payee") and its assigns, on the earlier of (i) the date on which a demand for payment is made by the Payee at the direction of the Trustee (as defined in the Indenture) or by or on behalf of the Trustee, in either case after a Default (as defined in the Indenture), (ii) February 15, 2012, and (iii) the date of commencement of any bankruptcy, insolvency or similar proceedings in respect of the Payor, in lawful money of [the United States of America/the participating member states of the European Union], the greater of the principal sum of [INITIAL TERM LOAN AMOUNT] [DOLLARS/EUROS] ([$/EUR][ ]) and the aggregate principal amount of all Intercompany Loans (as defined in the Indenture) made to the Payor by the Payee, together with interest thereon as hereinafter provided.

          SECTION 1. INTEREST. Interest shall accrue and be payable quarterly, or more frequently as demanded by the Payee, on the outstanding principal amount of this Intercompany Note at LIBOR (the British Bankers Association (or any successor thereto) rate fixed in London as published by Reuters Information Service, or Bloomberg News Service or any other news service mutually agreeable to the Payor and Payee), as in effect from time to time, plus four percent (4.00%); PROVIDED, HOWEVER, that after and during the occurrence of a default hereunder, interest shall accrue and be payable at LIBOR as in effect from time to time, plus six percent (6.00%).

          SECTION 2. PRIORITY AND RANKING. This Intercompany Note is a senior, unsecured obligation of the Payor and shall not be subordinated or junior in right of payment or distribution to any other indebtedness, liabilities or obligation of any kind or nature whatsoever and shall be senior or pari passu in right of payment and distribution to any and all such other indebtedness, liabilities and obligations of the Payor.

          SECTION 3. PREPAYMENTS. This Intercompany Note shall not be prepayable by the Payor, except in accordance with the Indenture dated as of February 15, 2002 (as the same may be amended or supplemented, the "Indenture") among the Payee, the Guarantors named therein and State Street Bank and Trust Company, as Trustee, relating to the issuance by the Payee of $400,000,000 10 1/4% Senior Notes due 2012 (the "Senior Notes").

          SECTION 4. AMENDMENTS. This Intercompany Note shall not be amended except in accordance with the Indenture and except that this Intercompany Note may be amended without the consent of the holders of the Senior Notes:

               (1) to change the rate of interest;

               (2) to change the date on which interest is payable; and

               (3) to change the currency in which this Intercompany Note is denominated, provided, such change in currency is in either (i) the lawful money of the United States of America, (ii) the lawful money of the participating member states of the European Union (the "Euro") or
          (iii) any other currency that is either required by law or reasonably matched to the operational currency flows of the Payor.

          This Intercompany Note may also be amended without such consent to the extent necessary to comply with changes in applicable law, PROVIDED, HOWEVER, that such amendments shall not, without the consent of each affected holder of a Senior Note:

               (1) reduce the principal amount of, extend the stated maturity of or change the average life of this Intercompany Note;

               (2) make any change in Sections 2 or 3 of this Intercompany Note; and

               (3) make any changes that affect the enforceability of this Intercompany Note.

          SECTION 5. CANCELLATION. The Payee cannot cancel or compromise this Intercompany Note or contribute this Intercompany Note to the capital of the Payor. Each of the Payor and the Payee agrees that any prepayment, amendment, cancelation, compromise or contribution in violation of this Section 5 or
Section 3 or Section 4 shall be of no force or effect.

          SECTION 6. CONVERSION OF CURRENCIES. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under this Intercompany Note in one currency into another currency, the Payor agrees, to the fullest extent that it may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Payee could purchase such first currency with such other currency in New York, New York, on the day (a "Business Day") that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed immediately preceding the day on which final judgment is given.

          (b) The obligations of the Payor in respect of any sum due under this Intercompany Note in one currency shall, to the extent permitted by applicable law, notwithstanding any judgment in a second currency, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency, the Payee may in accordance with normal banking procedures purchase such first currency in the amount originally due with the judgment currency. If the amount of such first currency so purchased is less than the sum in such first currency originally due to the Payee, the Payor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Payee against the resulting loss.

          SECTION 7. MISCELLANEOUS. (a) The Payor hereby waives presentment, demand, protest and notice of any kind whatsoever in connection with this Intercompany Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          (b) THIS INTERCOMPANY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          (c) All borrowings evidenced by this Intercompany Note and all payments and prepayments of the principal hereof and interest hereon shall be endorsed by the holder hereof (including any pledgee hereof) on the schedule attached hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records, PROVIDED, HOWEVER, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligation of the Payor under this Intercompany Note.

          (d) All payments and prepayments of the principal hereof and interest hereon shall be payable in lawful money of the United States of America, or in lawful money of the participating member states of the European Union, at the discretion of the Payee.

          (e) The Payor acknowledges that this Intercompany Note is, simultaneous with its execution and delivery to the Payee, being pledged by the Payee to secure in part the Payee's obligations in respect of Senior Notes. The Trustee and the holders from time to time of the Senior Notes are third party beneficiaries of this Intercompany Note and may enforce this Intercompany Note against the Payor to the extent set forth in the Indenture.

          SECTION 8. SUBMISSION TO JURISDICTION; WAIVERS. The Payor hereby irrevocably and unconditionally:


               (a) submits for itself and its property in any legal action or proceeding relating to this Intercompany Note, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Payor [INSERT ADDRESS OF PAYOR];

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          SECTION 9. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INTERCOMPANY NOTE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INTERCOMPANY NOTE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.


          IN WITNESS WHEREOF, the undersigned has caused this Intercompany Note to be duly executed as of the day and year first above written.

                                 [NAME OF PAYOR]


                                   by
                                      ----------------------------
                                      Name:
                                      Title:

                               LOANS AND PAYMENTS




                                                           Unpaid      Name of
                                     Payments              Principal   Person
                    Amount     -----------------------     Balance     Making
           Date    of Loan     Principal      Interest     of Note     Notation
           ----    -------     ---------      --------     -------     --------

                                                                       EXHIBIT 3



                      INTERCOMPANY NOTE GUARANTEE AGREEMENT

                                 INTERCOMPANY NOTE GUARANTEE AGREEMENT, dated
                           as of [insert date], made by [insert name of Intercompany Note Guarantor], a [ ] duly organized under the laws of [insert jurisdiction of incorporation] (an "Intercompany Note Guarantor"), in favor of UCAR FINANCE INC. ("UCAR Finance"), a corporation duly organized under the laws of Delaware.

                              W I T N E S S E T H:

          WHEREAS, under an Indenture dated as of February 15, 2002 (as the same may be amended or supplemented, the "Indenture") among UCAR Finance, as the Issuer, the Guarantors named therein and State Street Bank and Trust Company, as Trustee, UCAR Finance will issue 10 1/4% Senior Notes due 2012 (the "Notes");

          WHEREAS, pursuant to the Indenture, UCAR Finance has agreed to lend a portion of the gross proceeds of the initial offering of Notes as well as certain other amounts to Foreign Restricted Subsidiaries and the gross proceeds from any offering of additional Notes to Foreign Restricted Subsidiaries of UCAR International;

          WHEREAS, each Foreign Restricted Subsidiary that receives such a loan will issue and deliver to UCAR Finance an Intercompany Note in a principal amount equal to the amount that such Foreign Restricted Subsidiary receives from UCAR Finance;

          WHEREAS, certain Foreign Restricted Subsidiaries of UCAR International have agreed to guarantee the obligations under the Intercompany Notes;

          NOW, THEREFORE, in consideration of the premises and to induce UCAR Finance to make such loans to the Intercompany Note Makers, the Intercompany Note Guarantor hereby agrees with UCAR Finance, as follows:

          1. DEFINED TERMS. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given in the Indenture.

          (b) "INTERCOMPANY NOTE GUARANTEE" means this Intercompany Note Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          (c) "OBLIGATIONS" means (a) all obligations, whether existing on the date hereof or arising thereafter, of the Intercompany Note Makers specified in
Schedule 1 hereto, in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Intercompany Loans (as defined in the Indenture), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Intercompany Note Makers to UCAR Finance under the Intercompany Notes and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Intercompany Note Makers under or pursuant to the Intercompany Notes.

          (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Intercompany Note Guarantee shall refer to this Intercompany Note Guarantee as a whole and not to any particular provision of this Intercompany Note Guarantee, and section references are to this Intercompany Note Guarantee unless otherwise specified. The words "include", "includes" and "including" shall be deemed to be followed by the phrase, "without limitation".

          (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2. GUARANTEE. (a)Subject to the provisions of Section 2(b), the Intercompany Note Guarantor hereby unconditionally and irrevocably, as a primary obligor and not merely as a surety, guarantees, on a joint and several basis with all other subsidiaries of UCAR International that have guaranteed the Obligations, to UCAR Finance and its respective successors, endorsees, transferees and assigns (each, a "Successor" and, together with UCAR Finance, the "Beneficiaries"), the due, punctual and complete payment and performance by the Intercompany Note Makers, when and as due, whether at the stated maturity, by acceleration, upon one or more dates set for prepayment, or otherwise of the Obligations.

          (b) Anything herein to the contrary notwithstanding, the maximum liability of the Intercompany Note Guarantor hereunder shall in no event exceed the amount which can be guaranteed by the Intercompany Note Guarantor under applicable laws relating to the insolvency of debtors. The Intercompany Note Guarantor shall not be deemed to guarantee those Obligations of the Intercompany Note Makers specified on Schedule 1 arising after the date hereof until such time as such Obligations arise.

          (c) The Intercompany Note Guarantor further agrees to pay any and all reasonable expenses (including all reasonable fees and disbursements of counsel) which may be paid or incurred by a Beneficiary in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Intercompany Note Guarantor under this Intercompany Note Guarantee. This Intercompany Note Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Intercompany Note Guarantor and its successors and assigns, and shall enure to the benefit of UCAR Finance, and its successors, endorsees, transferees and assigns, until the Obligations and the obligations of the Intercompany Note Guarantor under this Intercompany Note Guarantee are paid in full.

          (d) The Intercompany Note Guarantor agrees that the Obligations may, at any time, and from time to time, exceed the maximum amount of the liability of the Intercompany Note Guarantor hereunder without impairing this Intercompany Note Guarantee or affecting the rights and remedies of any Beneficiary.

          (e) The Intercompany Note Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to a Beneficiary on account of its liability hereunder, it will notify such Beneficiary and the Trustee in writing that such payment is made under this Intercompany Note Guarantee for such purpose, provided that the failure of the Intercompany Note Guarantor to provide such notice shall not preclude the application of such payment to the complete or partial satisfaction of the Intercompany Note Guarantor's obligations hereunder following the Intercompany Note Guarantor's notice to UCAR Finance and the Trustee of such payment.

          3. NO SUBROGATION. Notwithstanding any payment or payments made by the Intercompany Note Guarantor hereunder or any setoff or application of funds of any of the Intercompany Note Guarantors by a Beneficiary, the Intercompany Note Guarantor shall not be entitled to be subrogated to any of the rights of such Beneficiary against any other Intercompany Note Guarantor, any Intercompany Note Maker or any guarantee or right of offset held by such Beneficiary for the payment of the Obligations, nor shall the Intercompany Note Guarantor seek or be entitled to seek any contribution or reimbursement from any other Intercompany Note Guarantor, any Intercompany Note Maker or any other guarantor in respect of payments made by the Intercompany Note Guarantor hereunder, until all amounts owing to UCAR Finance and its Successors on account of the Obligations are paid in full. If any amount shall be paid to the Intercompany Note Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Intercompany Note Guarantor in trust for the Beneficiaries, segregated from other funds of the Intercompany Note Guarantor, and shall forthwith upon receipt by the Intercompany Note Guarantor be turned over to UCAR Finance or its Successors in the exact form received by the Intercompany Note Guarantor (duly endorsed by the Intercompany Note Guarantor to UCAR Finance or its Successors, if required), to be applied against the Obligations.

          4. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS; WAIVER OF RIGHTS. The Intercompany Note Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Intercompany Note Guarantor and without notice to or further assent by the Intercompany Note Guarantor, any demand for payment of any of the Obligations made by UCAR Finance or its Successors may be rescinded by UCAR Finance or such Successor and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by UCAR Finance and its Successors. Neither UCAR Finance nor any Successor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Intercompany Note Guarantee or any property subject thereto. When making any demand hereunder against the Intercompany Note Guarantor, a Beneficiary may, but shall be under no obligation to, make a similar demand on any Intercompany Note Makers or any other

Intercompany Note Guarantors or guarantor, and any failure by such Beneficiary to make any such demand or to collect any payments from any Intercompany Note Maker or any such other Intercompany Note Guarantor or guarantor or any release of any Intercompany Note Maker or such other Intercompany Note Guarantor or guarantor shall not relieve the Intercompany Note Guarantor of any of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of UCAR Finance and its Successors against the Intercompany Note Guarantor.

          5. SECURITY. The Intercompany Note Guarantor acknowledges and consents to the grant by UCAR Finance of a security interest in (a) the rights of UCAR Finance under this Intercompany Note Guarantee and (b) the Intercompany Notes of the Intercompany Note Makers. The Trustee and the holders from time to time of the Notes are "Beneficiaries" hereunder and may enforce this Intercompany Note Guarantee against the Intercompany Note Guarantor to the extent set forth in the Indenture.

          6. INTERCOMPANY NOTE GUARANTEE ABSOLUTE AND UNCONDITIONAL. The Intercompany Note Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Intercompany Note Guarantee; and all dealings between any Intercompany Note Maker and any of the Intercompany Note Guarantors, on the one hand, and UCAR Finance and its Successors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Intercompany Note Guarantee. The Intercompany Note Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Intercompany Note Maker or any of the Intercompany Note Guarantors with respect to the Obligations. The Intercompany Note Guarantor understands and agrees that this Intercompany Note Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment, and not of collection, and without regard to
(a) the validity, regularity or enforceability of the Intercompany Notes, the Indenture or any of the Obligations or any other guarantee or right of offset with respect thereto at any time, or from time to time, held by UCAR Finance and its Successors, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Intercompany Note Maker or any Intercompany Note Guarantor against UCAR Finance or its

Successors, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Beneficiary, any Intercompany Note Maker or the Intercompany Note Guarantor) which may or might in any manner or to any extent vary the risk of the Intercompany Note Guarantor or otherwise constitutes, or might be construed to constitute, an equitable or legal discharge of any Intercompany Note Maker or any Intercompany Note Guarantor with respect to the Obligations, or of the Intercompany Note Guarantor under this Intercompany Note Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Intercompany Note Guarantor, a Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Intercompany Note Maker, any Intercompany Note Guarantor or any other person (including any other guarantor) or against any guarantee for the Obligations or any right of offset with respect thereto, and any failure by any such Beneficiary to pursue such other rights or remedies or to collect any payments from any Intercompany Note Maker, any Intercompany Note Guarantor or any such other person (including any other guarantor) or to realize upon any guarantee or to exercise any such right of offset, or any release of any Intercompany Note Maker, any Intercompany Note Guarantor or any such other person (including any other guarantor) or any such guarantee or right of offset, shall not relieve the Intercompany Note Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of such Beneficiary against the Intercompany Note Guarantor. This Intercompany Note Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Intercompany Note Guarantor and the successors and assigns thereof, and shall inure to the benefit UCAR Finance, and its Successors, until all the Obligations and the obligations of the Intercompany Note Guarantor under this Intercompany Note Guarantee shall have been satisfied by payment in full.

          7. REINSTATEMENT. This Intercompany Note Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by a Beneficiary for any reason whatsoever, including, without limitation, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Intercompany Note Maker or any Intercompany Note Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Intercompany Note Maker or any Intercompany Note Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          8. PAYMENTS. The Intercompany Note Guarantor hereby guarantees that payments hereunder will be paid to UCAR Finance or its Successors without setoff or counterclaim in the currency in which the applicable Obligation is due at the office of UCAR Finance located c/o UCAR International Inc., Brandywine West, 1521 Concord Pike, Suite 301, Wilmington, Delaware 19803 or at any such other address notified to the Intercompany Note Guarantor in writing by UCAR Finance or a Successor. All payments by the Intercompany Note Guarantor hereunder shall also be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, other than Excluded Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision thereof (collectively "Taxes"); PROVIDED, HOWEVER, that if any Taxes are required to be withheld from any such payment, the amounts so payable by the Intercompany Note Guarantor shall be increased to the extent necessary to yield to UCAR Finance and its Successors, on a net basis after payment of all Taxes and after payment of all Excluded Taxes imposed by any relevant jurisdiction on any additional amounts payable under this Section 8, the original amount payable hereunder. Whenever any Taxes are payable by the Intercompany Note Guarantor, as promptly as possible thereafter it shall send to UCAR Finance and the Trustee a certified copy of an original receipt showing payment thereof. If the Intercompany Note Guarantor fails to pay any Taxes when due or fails to remit to UCAR Finance and the Trustee as aforesaid the required documentary evidence thereof, the Intercompany Note Guarantor shall indemnify UCAR Finance and its Successors for any incremental taxes, interest, penalties or other liabilities that may become payable by them or to which they may be subjected as a result of such failure. A certificate of UCAR Finance or the Trustee as to the amount of any such taxes, interest or penalties shall be prima facie evidence thereof. For the purpose of this Section 8, the term "Excluded Taxes" shall mean, in relation to any person, those Taxes which are imposed by any jurisdiction or any political subdivision thereof as a result of such person
(i) carrying on a trade or business therein or having a permanent establishment therein, (ii) being organized under the laws of such jurisdiction or any political subdivision thereof, or (iii) being or being deemed to be resident in such jurisdiction, or which would not have been imposed had such person satisfied a relevant authority that such person was not a person mentioned in items (i), (ii) or
(iii) above.

          9. INFORMATION. The Intercompany Note Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Intercompany Note Makers and other Intercompany Note Guarantors and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Intercompany Note Guarantor assumes and incurs hereunder, and agrees that UCAR Finance and its Successors will not have any duty to advise the Intercompany Note Guarantor of information known to it regarding such circumstances or risks.

          10. COVENANTS. The Intercompany Note Guarantor covenants and agrees with UCAR Finance and its Successors that, from and after the date of this Intercompany Note Guarantee until the earlier to occur of (i) the date upon which the Obligations are paid in full and (ii) the date that the Intercompany Note Guarantor is released from its guarantee hereunder in accordance with
Section 12, it will comply with each covenant set forth in the Indenture to the extent that it relates to the Intercompany Note Guarantors.

          11. NOTICES. All notices, requests and demands to or upon UCAR Finance or the Intercompany Note Guarantor under this Intercompany Note Guarantee shall be given or made in accordance with Section 14.02 of the Indenture and addressed as follows:

                    (a) if to UCAR Finance at its address for notices provided in Section 14.02 of the Indenture; and

                    (b) if to the Intercompany Note Guarantor, at its address
               for notices set forth under its signature below.

          Each of UCAR Finance and the Intercompany Note Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section. A copy of any notice given under this Intercompany Note Guarantee shall be given to the Trustee at its address for notices provided in Section 14.02 of the Indenture.

          12. RELEASE. Upon the sale or the other disposition (including by way of consolidation or merger) of the Intercompany Note Guarantor or the sale or disposition of all or substantially all the assets of the Intercompany Note Guarantor (in each case other than a sale or disposition to UCAR International Inc. or an Affiliate of

UCAR International Inc.), the Intercompany Note Guarantor shall be deemed released from all obligations under this Intercompany Note Guarantee without any further action. At the request and expense of UCAR Finance, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

          Upon the merger or consolidation of the Intercompany Note Guarantor with or into, or the dissolution and liquidation of the Intercompany Note Guarantor into, a Foreign Restricted Subsidiary that is or becomes an Intercompany Note Guarantor or another Person that Guarantees the Intercompany Notes or the designation of the Intercompany Note Guarantor as an Unrestricted Subsidiary as permitted by the Indenture, from and after such designation, the Intercompany Note Guarantor shall be released from all obligations under this Intercompany Note Guarantee without any further action.

          13. COUNTERPARTS. Delivery of an executed counterpart of a signature page of this Intercompany Note Guarantee by facsimile transmission shall be effective as delivery of a manually executed copy of this Intercompany Note Guarantee.

          14. SEVERABILITY. Any provision of this Intercompany Note Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the prohibited or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provisions.

          15. INTEGRATION. This Intercompany Note Guarantee represents the agreement of the Intercompany Note Guarantor with respect to the subject matter hereof and there are no promises or representations by the Intercompany Note Guarantor or UCAR Finance relative to the subject matter hereof not reflected herein.

          16. AMENDMENTS IN WRITING; NO WAIVER, CUMULATIVE REMEDIES. 20.None of the terms or provisions of this Intercompany Note Guarantee may be waived, amended, supplemented or otherwise modified except to the extent necessary to comply with changes with applicable law;

PROVIDED, HOWEVER, that such amendments to comply with applicable law shall not adversely affect the interests of the Holders of the Notes. Any waiver, amendment, supplement or other modification shall be in the form of a written instrument executed by the Intercompany Note Guarantor and UCAR Finance, as provided in the Indenture. UCAR Finance or a Successor shall notify the Trustee in writing thereof.

          (b) UCAR Finance and its Successors shall not by any act (except in the case of the a written instrument pursuant to Section 16(a) hereof) or delay be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of UCAR Finance or its Successors, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by UCAR Finance or its Successors of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which UCAR Finance or its Successors would otherwise have on any future occasion.

          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          17. SECTION HEADINGS. The section headings used in this Intercompany Note Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          18. SUCCESSORS AND ASSIGNS. This Intercompany Note Guarantee shall be binding upon the successors and assigns of the Intercompany Note Guarantor and shall inure to the benefit of the Intercompany Note Guarantor and UCAR Finance and their successors and assigns; PROVIDED that this Intercompany Note Guarantee may not be assigned by the Intercompany Note Guarantor, except as permitted in the Indenture.

          19. GOVERNING LAW. THIS INTERCOMPANY NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          20. SUBMISSION TO JURISDICTION; WAIVERS. The Intercompany Note Guarantor hereby irrevocably and unconditionally:

                    (a) submits for itself and its property in any legal action or proceeding relating to this Intercompany Note Guarantee, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United `States of America for the Southern District of New York, and appellate courts from any thereof;

                    (b) consents that any such action or proceeding may be
               brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                    (c) agrees that service of process in any such action or
               proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Intercompany Note Guarantor at its address set forth in Section 11;

                    (d) agrees that nothing herein shall affect the right to
               effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                    (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          21. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INTERCOMPANY NOTE GUARANTEE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY,

AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

          IN WITNESS WHEREOF, the undersigned has caused this Intercompany Note Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                 [NAME OF INTERCOMPANY NOTE GUARANTOR]

                                    by
                                      ------------------------------------
                                      Name:
                                      Title:
                                      Address:


                                 Attention:
                                 Facsimile:

                                   SCHEDULE 1


UCAR S.A.
UCAR Electrodos Iberica, S.L.
UCAR Holdings S.A.
UCAR Carbon Mexicana, S.A. de C.V.
UCAR S.p.A.
Elektrode Maatskappy (Proprietary) Limited

                                                                                                 Schedule I



                                            PLEDGED INTERCOMPANY NOTES
                                            --------------------------



              Name of                                                      Principal             Location of
           Intercompany                        Date of                     Amount of                UCC-1
            Note Maker                    Intercompany Note            Intercompany Note            Filing
            ----------                    -----------------            -----------------            ------
UCAR S.A.                                 February 15, 2002           (euro)112,258,643.90         Delaware
UCAR Carbon Mexicana, S.A. de C.V.        February 15, 2002                 $92,265,000.00         Delaware
UCAR S.p.A                                February 15, 2002            (euro)16,750,000.00         Delaware
UCAR Holdings S.A.                        February 15, 2002           (euro)126,900,000.00         Delaware
EMSA (Pty) Ltd.                           February 15, 2002              ZAR595,146,207.74         Delaware
UCAR Electrodos Iberica, S.L.             March 1, 2002            (euro)17,110,000.00         Delaware

                                                                                            Schedule II



                                  PLEDGED INTERCOMPANY NOTE GUARANTIES
                                  ------------------------------------


Intercompany Note                            Date of Guaranty Agreement        Location of Ucc-1 Filing

UCAR Limited                                    February 15, 2002                      Delaware
UCAR SNC                                        February 15, 2002                      Delaware
UCAR Holdings S.A.                              February 15, 2002                      Delaware
UCAR Inc.                                       February 15, 2002                      Delaware
UCAR Carbon S.A.                                February 15, 2002                      Delaware
UCAR Produtos de Carbono S.A.                   February 15, 2002                      Delaware
UCAR Carbon Mexicana, S.A de C.V.               February 15, 2002                      Delaware
UCAR S.A.                                       February 15, 2002                      Delaware
UCAR S.p.A.                                     February 15, 2002                      Delaware
UCAR Electrodos Iberica, S.L.                   March 1, 2002                          Delaware

                                                 RULE 144A/REGULATION S APPENDIX




                   PROVISIONS RELATING TO INITIAL SECURITIES,
                   ------------------------------------------
                          PRIVATE EXCHANGE SECURITIES
                          ---------------------------
                             AND EXCHANGE SECURITIES
                             -----------------------


          1. DEFINITIONS.


          1.1. DEFINITIONS.

         For the purposes of this Appendix the following terms shall have the meanings indicated below:

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository, Euroclear and Clearstream for such a Temporary Regulation S Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

          "Definitive Security" means a certificated Initial Security or Exchange Security or Private Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

          "Depository" means The Depository Trust Company, its nominees and their respective successors.

          "Distribution Compliance Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of
(i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.

          "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

          "Exchange Securities" means (1) the 10 1/4% Senior Notes due 2012 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

          "Global Securities Legend" means the legend set forth under that caption in Exhibit 1 to this Appendix.

          "Initial Purchasers" means (1) with respect to the Initial Securities issued on the Issue Date, Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., ABN AMRO Incorporated, Fleet Securities, Inc. and Scotia Capital (USA) Inc. and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

          "Initial Securities" means (1) $400,000,000 aggregate principal amount of 10 1/4% Senior Notes due 2012 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

          "Private Exchange" means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

          "Private Exchange Securities" means any 10 1/4% Senior Notes due 2012 issued in connection with a Private Exchange.

          "Purchase Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated February 8, 2002, among the Company, the Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

          "Registration Rights Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated February 15, 2002, among the Company and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Guarantors and the Persons purchasing such Additional Securities under the related Purchase Agreement.

          "Restricted Securities Legend" means the legend set forth in Section 2.3(e)(i) herein.

          "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

          "Securities Act" means the Securities Act of 1933.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto, and shall initially be the Trustee.

          "Shelf Registration Statement" means the registration statement issued by the Company and the Guarantors in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to a Registration Rights Agreement.

          "Transfer Restricted Securities" means Definitive Securities or any other Securities that bear or are required to bear the Restricted Securities Legend.

          1.2. OTHER DEFINITIONS.
               ------------------

                                                                     Defined in
               Term                                                  Section:
               ----                                                  -----------

"Agent Members".......................................................2.1(b)
"Global Security".....................................................2.1(a)
"Permanent Regulation S Global Security"..............................2.1(a)
"Regulation S"........................................................2.1(a)
"Rule 144A"...........................................................2.1(a)
"Rule 144A Global Security"...........................................2.1(a)
"Temporary Regulation S Global Security"..............................2.1(a)

          2. THE SECURITIES.

          2.1. (a) FORM AND DATING. The Initial Securities will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the

Securities Act ("Rule 144A") and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, in each case, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in definitive, fully registered form (collectively, the "Temporary Regulation S Global Security"), in each case without interest coupons and with the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, a permanent global security (the "Permanent Regulation S Global Security"), or any other Security without a Restricted Securities Legend until the expiration of the Distribution Compliance Period. The Rule 144A Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as "Global Securities"; PROVIDED, that the term "Global Security" when used in Sections 2.1(c), 2.3(g), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with a Registered Exchange Offer. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

          (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and Section 2.2, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such

Depository's instructions or held by the Trustee as Securities Custodian.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the Securities Custodian or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c) CERTIFICATED SECURITIES. Except as provided in this Section 2.1 or
Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

          2.2. AUTHENTICATION. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $400,000,000 10 1/4% Senior Notes due 2012, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

          2.3. TRANSFER AND EXCHANGE. (a) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

                    (x) to register the transfer of such Definitive Securities;
               or

                    (y) to exchange such Definitive Securities for an equal
               principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Securities surrendered for transfer or exchange:

                    (i) shall be duly endorsed or accompanied by a written
               instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

                    (ii) if such Definitive Securities are Transfer Restricted
               Securities, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                         (A) if such Definitive Securities are being delivered
                    to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Initial Security); or

                         (B) if such Definitive Securities are being transferred
                    to the Company, a certification to that effect (in the form set forth on the reverse of the Initial Security); or

                         (C) if such Definitive Securities are being transferred
                    (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

          (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

               (i) certification (in the form set forth on the reverse of the Initial Security) that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

               (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Security (in the case of a transfer pursuant to clause
          (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form

START HERE
of an Officers' Certificate, a new Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

          (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES.

               (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

               (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

               (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

               (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may
          be) and such other procedures as may from time to time be adopted by the Company.

          (d) RESTRICTIONS ON TRANSFER OF TEMPORARY REGULATION S GLOBAL SECURITIES. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (i) to the Company, (ii) so long as such Security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

          (e) LEGEND.

               (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

          Each Definitive Security will also bear the following additional legend:

               IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

               (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

               (iii) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or appropriate directions to transfer such Holder's interest in the Global Security, as applicable.

               (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the Restrictive Securities Legend will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

               (v) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the Restricted Securities Legend hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

          (f) CANCELLATION OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive

Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (g) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF SECURITIES.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

               (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06,
          4.09 and 9.05 and 11.03 of the Indenture).

               (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article 3 of this Indenture, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

               (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

               (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (h) NO OBLIGATION OF THE TRUSTEE.

               (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

               (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          2.4. CERTIFICATED SECURITIES.

          (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in Boston, Massachusetts, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the restricted securities legend set forth in Exhibit 1 hereto.

          (c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (d) In the event of the occurrence of one of the events specified in
Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                 RULE 144A/REGULATION S APPENDIX



                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF

CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                         [Definitive Securities Legend]

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                                                           CUSIP No. ___________
                                                                ISIN ___________

No.  ___________                                                    $___________

                          10 1/4% Senior Note due 2012

          UCAR Finance Inc., a Delaware corporation, promises to pay to [Cede &
Co.], or registered assigns, the principal sum of _______ Dollars on [        ],
2012.

          Interest Payment Dates:                 and                  ,
commencing             , 2002.

                  Record Dates:               and               .

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                 UCAR FINANCE INC.,


                                    by
                                       ----------------------------------
                                        Name:
                                        Title:


TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

This is one of the
Securities referred to in
the Indenture.

STATE STREET BANK AND TRUST COMPANY
as Trustee,

  by
     -----------------------------
        Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                          10 1/4% Senior Note due 2012

1. INTEREST.

         UCAR Finance Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; PROVIDED, HOWEVER, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each subsequent 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 2.00% per annum which interest shall be calculated by the Company and certified to the Trustee) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually in arrears on February 15 and August 15 of each year, commencing August 15, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 15, 2002. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful.

2. METHOD OF PAYMENT.

         The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. PAYING AGENT AND REGISTRAR.

         Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. INDENTURE.

         The Company issued the Securities under an Indenture dated as of February 15, 2002 ("Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are general obligations of the Company, except to the extent of the limited security interest in the Intercompany Note Obligations. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The

Indenture contains covenants that limit the ability of UCAR International and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; allow the Company to engage in certain businesses; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

5. OPTIONAL REDEMPTION.

         Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to February 15, 2007.

         On and after February 15, 2007, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

                                           Redemption
                   Period                     Price
         --------------------------------------------------
         2007                                105.125%
         2008                                103.417%
         2009                                101.708%
         2010 and thereafter                 100.000%



         In addition, prior to February 15, 2005, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 110.25%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; PROVIDED, HOWEVER, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 60 days after the date of the related Public Equity Offering.

6. NOTICE OF REDEMPTION.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7. PUT PROVISIONS.

         Upon a Change of Control, any Holder of Securities will have the right to cause the Company to purchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of purchase (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

         Under certain circumstances as set forth in the Indenture, the Company will be required to offer to purchase Securities with Excess Intercompany Note Prepayment Proceeds.

8. GUARANTY.

         The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors. In addition, the

Guarantee of UCAR Carbon is secured by a limited pledge of Pledged Graftech
Stock.

9. PLEDGES

         The Securities will be secured by a pledge of Intercompany Notes and Intercompany Note Guaranties, subject to the limitations set forth in the Indenture.

10. DENOMINATIONS; TRANSFER; EXCHANGE.

         The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11. PERSONS DEEMED OWNERS.

         The registered Holder of this Security may be treated as the owner of it for all purposes.

12. UNCLAIMED MONEY.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13. DISCHARGE AND DEFEASANCE.

         Subject to certain conditions, the Company, the Guarantors and the Intercompany Note Obligors at any time shall be entitled to terminate some or all of their respective obligations under the Securities, the Indenture, the Graftech Pledge Agreement, the Lien Subordination

Agreement, the Intercompany Notes and the Intercompany Note Guaranties if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14. AMENDMENT, WAIVER.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture, the Graftech Pledge Agreement, the Lien Subordination Agreement, the Intercompany Notes, the Intercompany Note Guaranties or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees or Intercompany Notes with respect to the Securities, including Subsidiary Guaranties and Intercompany Note Guaranties, or to secure the Securities, or to add covenants or surrender rights or powers conferred upon the Company, any Guarantor or any Intercompany Note Obligor, or to comply with any requirements of the SEC in connection with qualifying or maintaining the qualification of the Indenture under the TIA, or to make changes to the Intercompany Notes or the Intercompany Note Guaranties, as applicable, permitted under the terms thereof or to make any change that does not adversely affect the rights of any Securityholder.

15. DEFAULTS AND REMEDIES.

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities when the same becomes due at the Stated Maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration of acceleration or otherwise, or failure by the Company to purchase Securities when required; (iii) failure by the Company, any Guarantor or any Intercompany Note Obligor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Guarantor if the amount accelerated (or so unpaid) exceeds $10.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10.0 million, (vii) certain defaults with respect to Guaranties, Intercompany Notes or Intercompany Note Guaranties; and (viii) certain defaults relating to the security interests in the Graftech Pledged Stock, the Intercompany Notes and the Intercompany Note Guaranties, or any prepayments with respect to the Intercompany Notes except as permitted under Article 11 of the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest on any Security) if it determines that withholding notice is in the interest of the Holders.

16. TRUSTEE DEALINGS WITH THE COMPANY.

         Subject to certain limitations imposed by the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with UCAR International or its Affiliates with the same rights it would have if it were not Trustee.

17. NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or stockholder, as such, of the Company, any Guarantor, any Intercompany Note Obligor or the Trustee shall not have any liability for any obligations of the Company, any Guarantor or any

Intercompany Note Obligor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18. AUTHENTICATION.

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

20. CUSIP NUMBERS AND ISINS.

         The Company has caused CUSIP numbers and corresponding ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and corresponding ISINs in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21. HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT.

         Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

22. GOVERNING LAW.

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

         UCAR Finance Inc.
         c/o UCAR International Inc.
         Brandywine West
         1521 Concord Pike, Suite 301
         Wilmington, Delaware 19803
         Attention:  Director of Investor Relations

________________________________________________________________________________

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date: ________________ Your Signature: _____________________


_______________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
               OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES.


In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

      (1)    |_|    inside the United States to a "qualified institutional
                    buyer" (as defined in Rule 144A under the Securities
                    Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule
                    144A, in each case pursuant to and in compliance with Rule
                    144A under the Securities Act of 1933; or

      (2)    |_|    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Distribution Compliance Period; or

      (3)    |_|    pursuant to the exemption from registration provided by
                    Rule 144 under the Securities Act of 1933; or

      (4)    |_|    to the Company; or

      (5)    |_|    pursuant to an effective registration statement under the
                    Securities Act of 1933; or

      (6)    |_|    to the Registrar for registration in the name of the
                    Holder, without transfer.

         If such transfer is being made pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act, the undersigned further certifies that:

               (i) the offer of the Securities was not made to a person in the United States;

               (ii) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

               (iii) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

               (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

               (v) we have advised the transferee of the transfer restrictions applicable to the Securities; and

               (vi) if the circumstances set forth in Rule 904(B) under the Securities Act, are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the distribution compliance period specified in Rule 903 of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (2), (3) or (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                     ------------------------
                                            Signature


Signature Guarantee:

---------------------------                          -------------------------
Signature must be guaranteed                         Signature

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

_______________________________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ________________                  ______________________________
                                         NOTICE:  To be executed by
                                                  an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


         The following increases or decreases in this Global Security have been made:



                                                                      Principal
              Amount of         Amount of         Amount of         Signature of
             decrease in      increase in        this Global         authorized
              Principal        Principal          Security           officer of
              amount of        amount of          following          Trustee or
 Date of     this Global      this Global        such decrease       Securities
Exchange      Security         Security           or increase         Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Security purchased by the Company pursuant to Sections 4.06, 4.09 or 11.03 of the Indenture, check the box:
                                       _
                                      |_|

         If you want to elect to have only part of this Security purchased by the Company pursuant to Sections 4.06, 4.09 or 11.03 of the Indenture, state the amount in principal amount: $


Date: _______________  Your Signature:
_______________________                            (Sign exactly as your
                                                   name appears on the
                                                   other side of this
                                                   Security.)

Signature Guarantee: _____________________________________________________
                         (Signature must be guaranteed)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT A


                       [FORM OF FACE OF EXCHANGE SECURITY
                       OR PRIVATE EXCHANGE SECURITY*/**/]



















_____________
_____________

 */ If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

**/ If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

                                                           CUSIP No. ___________
                                                                ISIN ___________


No.__________                                                         $_________

                          10 1/4% Senior Note due 2012

         UCAR Finance Inc., a Delaware corporation, promises to pay to [Cede & Co.], or registered assigns, the principal sum of _______ Dollars on
[           ], 2012.

         Interest Payment Dates: February 15 and August 15, commencing August 15, 2002.

         Record Dates:  February 1 and August 1.

         Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                 UCAR FINANCE INC.,


                                   by
                                     ------------------------------------
                                      Name:
                                      Title:


TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

This is one of the Securities
referred to in the Indenture.

STATE STREET BANK AND TRUST COMPANY,

    as Trustee,
    by
      ----------------------------------
             Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

10 1/4% Senior Note due 2012

1. INTEREST.

         UCAR Finance Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above [; PROVIDED, HOWEVER, THAT IF A REGISTRATION DEFAULT (AS DEFINED IN THE REGISTRATION RIGHTS AGREEMENT) OCCURS, ADDITIONAL INTEREST WILL ACCRUE ON THIS SECURITY AT A RATE OF 0.50% PER ANNUM (INCREASING BY AN ADDITIONAL 0.50% PER ANNUM AFTER EACH SUBSEQUENT 90-DAY PERIOD THAT OCCURS AFTER THE DATE ON WHICH SUCH REGISTRATION DEFAULT OCCURS UP TO A MAXIMUM ADDITIONAL INTEREST RATE OF 2.00% PER ANNUM WHICH INTEREST SHALL BE CALCULATED BY THE COMPANY AND CERTIFIED TO THE TRUSTEE) FROM AND INCLUDING THE DATE ON WHICH ANY SUCH REGISTRATION DEFAULT SHALL OCCUR TO BUT EXCLUDING THE DATE ON WHICH ALL REGISTRATION DEFAULTS HAVE BEEN CURED.](1) The Company will pay interest semiannually in arrears on February 15 and August 15 of each year, commencing August 15, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 15, 2002. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful.

2. METHOD OF PAYMENT.

         The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the

________________

1 Insert if at the date of issuance of the Exchange Security or Private Exchange Security (as the case may be) any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. PAYING AGENT AND REGISTRAR.

         Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. INDENTURE.

         The Company issued the Securities under an Indenture dated as of February 15, 2002 ("Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are general obligations of the Company, except to the extent of the limited security interest in the Intercompany Note Obligations. The Company shall be entitled, subject to its compliance with

Section 4.03 of the Indenture, to issue Additional Securities pursuant to
Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of UCAR International and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; allow the Company to engage in certain businesses; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

5. OPTIONAL REDEMPTION.

         Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to February 15, 2007.

         On and after February 15, 2007, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

                                            Redemption
               Period                          Price
    -------------------------------------------------------
    2007                                     105.125%
    2008                                     103.417%
    2009                                     101.708%
    2010 and thereafter                      100.000%

         In addition, prior to February 15, 2005, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional

Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 110.25%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; PROVIDED, HOWEVER, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and
(2) each such redemption occurs within 60 days after the date of the related Public Equity Offering.

6. NOTICE OF REDEMPTION.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7. PUT PROVISIONS.

         Upon a Change of Control, any Holder of Securities will have the right to cause the Company to purchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of purchase (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

         Under certain circumstances as set forth in the Indenture, the Company will be required to offer to purchase Securities with Excess Intercompany Note Prepayment Proceeds.

8. GUARANTY.

         The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors. In addition, the Guarantee of UCAR Carbon is secured by a limited pledge of Pledged Graftech Stock.

9. PLEDGES.

         The Securities will be secured by a pledge of Intercompany Notes and Intercompany Note Guaranties, subject to the limitations set forth in the Indenture.

10. DENOMINATIONS; TRANSFER; EXCHANGE.

         The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11. PERSONS DEEMED OWNERS.

         The registered Holder of this Security may be treated as the owner of it for all purposes.

12. UNCLAIMED MONEY.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13. DISCHARGE AND DEFEASANCE.

         Subject to certain conditions, the Company, the Guarantors and the Intercompany Note Obligors at any time shall be entitled to terminate some or all of their respective obligations under the Securities, the Indenture, the Graftech Pledge Agreement, the Lien Subordination Agreement the Intercompany Notes and the Intercompany Note Guaranties if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14. AMENDMENT, WAIVER.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture, the Graftech Pledge Agreement, the Lien Subordination Agreement, the Intercompany Notes, the Intercompany Note Guaranties or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees or Intercompany Notes with respect to the Securities, including Subsidiary Guaranties and Intercompany Note Guaranties, or to secure the Securities, or to add covenants or surrender rights or powers conferred upon the Company, any Guarantor or any Intercompany Note Obligor, or to comply with any requirements of the SEC in connection with qualifying or maintaining the qualification of the Indenture under the TIA, or to make changes to the Intercompany Notes or the Intercompany Note Guaranties, as applicable, permitted under the terms thereof or to make any change that does not adversely affect the rights of any Securityholder.

15. DEFAULTS AND REMEDIES.

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities when the same becomes due at the Stated Maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration of acceleration or otherwise, or failure by the Company to purchase Securities when required; (iii) failure by the Company, any Guarantor or any Intercompany Note Obligor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Guarantor if the amount accelerated (or so unpaid) exceeds $10.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10.0 million, (vii) certain defaults with respect to Guaranties, Intercompany Notes or Intercompany Note Guaranties; and
(viii) certain defaults relating to the security interests in the Graftech Pledged Stock, the Intercompany Notes and the Intercompany Note Guaranties, or any prepayments with respect to the Intercompany Notes except as permitted under
Article 11 of the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest on any Security) if it determines that withholding notice is in the interest of the Holders.

16. TRUSTEE DEALINGS WITH THE COMPANY.

         Subject to certain limitations imposed by the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with UCAR International or its Affiliates with the same rights it would have if it were not Trustee.

17. NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or stockholder, as such, of the Company, any Guarantor, any Intercompany Note Obligor or the Trustee shall not have any liability for any obligations of the Company, any Guarantor or any Intercompany Note Obligor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18. AUTHENTICATION.

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

20. CUSIP NUMBERS AND ISINS.

         The Company has caused CUSIP numbers and corresponding ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and corresponding ISINs in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21. HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT.

         EACH HOLDER OF A SECURITY, BY ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, INCLUDING THE OBLIGATIONS OF

THE HOLDERS WITH RESPECT TO A REGISTRATION AND THE INDEMNIFICATION OF THE COMPANY TO THE EXTENT PROVIDED THEREIN.] (2)

22. GOVERNING LAW.

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

         UCAR Finance Inc.
         c/o UCAR International Inc.
         Brandywine West
         1521 Concord Pike, Suite 301
         Wilmington, Delaware 19803
         Attention:  Director of Investor Relations










________________

2    Delete if this Security is not being issued in exchange for an Initial
Security.

________________________________________________________________________________

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

    (Print or type assignee's name, address and zip code)

    (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ________________ Your Signature: _____________________


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The following increases or decreases in this Global Security have been made:


                                                                      Principal
              Amount of         Amount of         Amount of         Signature of
             decrease in      increase in        this Global         authorized
              Principal        Principal          Security           officer of
              amount of        amount of          following          Trustee or
 Date of     this Global      this Global        such decrease       Securities
Exchange      Security         Security           or increase         Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Sections 4.06, 4.09 or 11.03 of the Indenture, check the box:
                                       _
                                      |_|

         If you want to elect to have only part of this Security purchased by the Company pursuant to Sections 4.06, 4.09 or 11.03 of the Indenture, state the amount in principal amount: $


Date: _______________  Your Signature:
_______________________                            (Sign exactly as your
                                                   name appears on the
                                                   other side of this
                                                   Security.)

Signature Guarantee: _____________________________________________________
                         (Signature must be guaranteed)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.